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                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                DECEMBER 28, 1999

                                      among

                      NATIONAL NEPHROLOGY ASSOCIATES, INC.

                              RC ACQUISITION CORP.

                                       and

                                   RENEX CORP.



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                                TABLE OF CONTENTS

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ARTICLE 1         THE OFFER.......................................................................................1
         SECTION 1.01.     The Offer..............................................................................1
         SECTION 1.02.     Company Action.........................................................................2
         SECTION 1.03.     Directors..............................................................................3
         SECTION 1.04.     Options and Warrants...................................................................4
         SECTION 1.05.     Severance..............................................................................4
         SECTION 1.06.     Funds for the Offer....................................................................5

ARTICLE 2         THE MERGER......................................................................................5
         SECTION 2.01.     The Merger.............................................................................5
         SECTION 2.02.     Conversion of Shares...................................................................6
         SECTION 2.03.     Surrender and Payment..................................................................6
         SECTION 2.04.     Dissenting Shares.  ...................................................................7
         SECTION 2.05.     Stock Options and Warrants.............................................................8

ARTICLE 3         THE SURVIVING CORPORATION.......................................................................9
         SECTION 3.01.     Articles of Incorporation..............................................................9
         SECTION 3.02.     Bylaws.................................................................................9
         SECTION 3.03.     Directors and Officers.................................................................9

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................10
         SECTION 4.01.     Corporate Existence and Power.........................................................10
         SECTION 4.02.     Corporate Authorization...............................................................10
         SECTION 4.03.     Consents, Approvals and Governmental Filings..........................................10
         SECTION 4.04.     Non-contravention.....................................................................11
         SECTION 4.05.     Capitalization........................................................................11
         SECTION 4.06.     Subsidiaries..........................................................................12
         SECTION 4.07.     SEC Filings...........................................................................13
         SECTION 4.08.     Financial Statements..................................................................13
         SECTION 4.09.     Disclosure Documents..................................................................14
         SECTION 4.10.     Absence of Certain Changes............................................................14
         SECTION 4.11.     No Undisclosed Material Liabilities...................................................17
         SECTION 4.12.     Litigation............................................................................17
         SECTION 4.13.     Taxes.................................................................................18
         SECTION 4.14.     ERISA.................................................................................20
         SECTION 4.15.     Compliance with Laws..................................................................22
         SECTION 4.16.     Licenses and Permits..................................................................24
         SECTION 4.17.     Patents, Trademarks, Etc..............................................................25
         SECTION 4.18.     Environmental Matters.................................................................25
         SECTION 4.19.     Finders' Fees.........................................................................27

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         SECTION 4.20.     Inapplicability of Certain Restrictions...............................................27
         SECTION 4.21.     Title, Etc............................................................................27
         SECTION 4.22.     Insurance.............................................................................29
         SECTION 4.23.     Material Agreements...................................................................29
         SECTION 4.24.     Insider Interests.....................................................................30
         SECTION 4.25.     Labor Matters.........................................................................30
         SECTION 4.26.     Business Relationships; No Restrictive Agreements.....................................30
         SECTION 4.27.     Year 2000 Compliance..................................................................30
         SECTION 4.28.     Cash and Cash Equivalents.............................................................32
         SECTION 4.29.     Due to Third Party Obligations........................................................32
         SECTION 4.30.     Indebtedness and Capitalized Lease Obligations........................................32
         SECTION 4.31.     Company Fees and Expenses.............................................................33
         SECTION 4.32.     Rights Agreement......................................................................33

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
                  SUB............................................................................................33
         SECTION 5.01.     Corporate Existence and Power.........................................................33
         SECTION 5.02.     Corporate Authorization...............................................................33
         SECTION 5.03.     Consents, Approvals and Governmental Filings..........................................34
         SECTION 5.04.     Non-contravention.....................................................................34
         SECTION 5.05.     Disclosure Documents..................................................................34
         SECTION 5.06.     Litigation............................................................................35
         SECTION 5.07.     Financing.............................................................................35
         SECTION 5.08.     Ownership of Shares...................................................................35

ARTICLE 6         COVENANTS OF THE COMPANY.......................................................................35
         SECTION 6.01.     Conduct of the Company................................................................35
         SECTION 6.02.     Shareholder Meeting; Proxy Material...................................................38
         SECTION 6.03.     Access to Information.................................................................39
         SECTION 6.04.     Other Offers..........................................................................40
         SECTION 6.05.     Notices of Certain Events.............................................................42
         SECTION 6.06.     Shareholder Claims....................................................................43
         SECTION 6.07.     Resignation of Directors..............................................................43
         SECTION 6.08.     Certain Tax Elections.................................................................43

ARTICLE 7         COVENANTS OF PARENT AND MERGER SUB.............................................................43
         SECTION 7.01.     Confidentiality.......................................................................43
         SECTION 7.02.     Voting of Shares......................................................................44
         SECTION 7.03.     Director and Officer Indemnification..................................................44

ARTICLE 8         COVENANTS OF PARENT, MERGER SUB AND THE COMPANY................................................45
         SECTION 8.01.     Best Efforts..........................................................................45
         SECTION 8.02.     Certain Filings.......................................................................45


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         SECTION 8.03.     HSR Filings...........................................................................45
         SECTION 8.04.     Further Information...................................................................45
         SECTION 8.05.     Public Announcements..................................................................46
         SECTION 8.06.     Further Assurances....................................................................46

ARTICLE 9         CONDITIONS TO THE MERGER ......................................................................46
         SECTION 9.01.     Conditions to the Obligations of Each Party...........................................46
         SECTION 9.02.     Conditions to the Obligations of Parent and Merger Sub................................47

ARTICLE 10        TERMINATION....................................................................................47
         SECTION 10.01.             Termination..................................................................47
         SECTION 10.02.             Effect of Termination........................................................48
         SECTION 10.03.             Parent Financing; Liquidated Damages.........................................48

ARTICLE 11        MISCELLANEOUS..................................................................................49
         SECTION 11.01.             Notices......................................................................49
         SECTION 11.02.             Survival of Representations and Warranties...................................50
         SECTION 11.03.             Amendments; No Waivers.......................................................50
         SECTION 11.04.             Expenses.....................................................................50
         SECTION 11.05.             Successors and Assigns; Benefit..............................................50
         SECTION 11.06.             Governing Law; Submission to Jurisdiction....................................51
         SECTION 11.07.             Counterparts; Effectiveness..................................................51
         SECTION 11.08.             Entire Agreement.............................................................51
         SECTION 11.09.             Attorneys' Fees..............................................................51

ANNEX I           CONDITIONS TO THE OFFER.......................................................................A-1
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Defined Terms
         Acquisition Proposals...................................................................................40
         Balance Sheet...........................................................................................13
         Balance Sheet Date......................................................................................13
         Benefit Plans...........................................................................................20
         Board    ................................................................................................1
         certificate of merger....................................................................................5
         COBRA    ...............................................................................................21
         Code     ...............................................................................................19
         Commitment Letter.......................................................................................35
         Common Stock............................................................................................11
         Company  ................................................................................................1
         Company 10-K............................................................................................13
         Company Disclosure Documents............................................................................14
         Company Proxy Statement.................................................................................14
         Company Stockholder Meeting.............................................................................38
         Company's Investment Banker.............................................................................27
         Continuing Directors.....................................................................................4
         Director Stock Options...................................................................................8
         Directors Option Plan....................................................................................8
         Disclosure Letter.......................................................................................10
         Dissenting Shares........................................................................................7
         DOL      ...............................................................................................21
         Effective Time...........................................................................................5
         Employee Option Plan.....................................................................................8
         Employee Stock Options...................................................................................8
         ERISA    ...............................................................................................20
         ERISA Affiliate.........................................................................................20
         Exchange Act.............................................................................................1
         Exchange Agent...........................................................................................6
         Florida Law..............................................................................................2
         GAAP     ...............................................................................................13
         Government Programs.....................................................................................25
         Governmental Authority..................................................................................10
         HIPAA    ...............................................................................................21
         HSR Act  ...............................................................................................11
         indebtedness............................................................................................32
         Initial Offer Period.....................................................................................2
         Intellectual Property...................................................................................25
         Legal Requirements......................................................................................26
         Lenders  ...............................................................................................35
         Lien     ...............................................................................................11
         Material Adverse Effect.................................................................................10


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         material agreement......................................................................................29
         Merger Agreement.......................................................................................A-1
         Merger Consideration.....................................................................................6
         Merger Sub...............................................................................................1
         Minimum Condition........................................................................................2
         Multiemployer Plan......................................................................................20
         NMS      ................................................................................................8
         Occupational Safety and Health Law......................................................................27
         Offer    ................................................................................................1
         Offer Documents..........................................................................................2
         Options  ................................................................................................8
         Other Options............................................................................................8
         Overpayments............................................................................................32
         Parent   ................................................................................................1
         Payment Event...........................................................................................42
         PBGC     ...............................................................................................21
         Person   ................................................................................................7
         Pre-Closing Tax Period..................................................................................18
         Preferred Stock.........................................................................................11
         Real Property Leases....................................................................................28
         Representatives.........................................................................................40
         Rights Agreement........................................................................................33
         Rights Amendment........................................................................................33
         Schedule ...............................................................................................10
         Schedule 14D-9...........................................................................................3
         SEC      ................................................................................................2
         SEC Documents...........................................................................................13
         Shares   ................................................................................................1
         Subsidiary..............................................................................................12
         Superior Proposal.......................................................................................41
         Surviving Corporation....................................................................................5
         Systems  ...............................................................................................32
         tax asset...............................................................................................18
         Tax Returns.............................................................................................18
         Termination Fee.........................................................................................42
         Third Party.............................................................................................42
         Warrants ................................................................................................8
         Year 2000 compliant.....................................................................................30


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



                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of December 28, 1999 among National Nephrology Associates, Inc., a Delaware corporation ("PARENT"), RC Acquisition Corp., a Florida corporation ("MERGER SUB"), and Renex Corp., a Florida corporation (the "COMPANY").

                  WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Parent have determined that it is advisable and in the best interests of their respective stockholders for Merger Sub to acquire the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Company, Merger Sub and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

                  WHEREAS, in furtherance of such acquisition, Parent proposes to cause Merger Sub to make the Offer (as defined in Section 1.01) to purchase all of the issued and outstanding shares of common stock, par value $.001 per share, of the Company, upon the terms and subject to the conditions of this Agreement, and the Board of Directors of the Company (the "BOARD") has unanimously approved the Offer and recommended that the shareholders of the Company accept the Offer; and

                  WHEREAS, concurrently with the execution of this Agreement, certain shareholders of the Company have entered into a shareholders agreement (the "SHAREHOLDERS AGREEMENT") pursuant to which such shareholders have agreed, among other things, to tender their Shares to Merger Sub in accordance with the Offer and, to the extent such Shares have not been purchased in the Offer, to vote such Shares in favor of this Agreement and the Merger (as defined in Section 2.01).

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                    THE OFFER

                  SECTION 1.01. THE OFFER. Provided that nothing shall have occurred that had the Offer (as defined below) been commenced, would give rise to a right to terminate the Offer pursuant to any of the conditions set forth in Annex I hereto, Merger Sub shall, as promptly as practicable after the date hereof, but in no event later than five Business Days (as defined in Rule 14d-1(c)(6) promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) following the public announcement of the terms of this Agreement, commence an offer (the "OFFER") to purchase all of the issued and outstanding shares of common stock, par value $.001 per share (the "SHARES"), of the Company at a price of Ten Dollars ($10) per Share, net to the seller in cash. The Offer shall remain open for at least 20 Business Days (the

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"INITIAL OFFER PERIOD"), shall be subject to the condition that there shall have been validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which, together with the Shares then owned by Parent and Merger Sub, represents at least a majority of the Shares outstanding on a fully diluted basis (the
"MINIMUM CONDITION") and to the other conditions set forth in Annex I hereto; provided that if at the termination of the Initial Offer Period the Minimum Condition has not been satisfied or any waiting period applicable to the Offer, the Merger and the transactions contemplated by this Agreement pursuant to the HSR Act shall not have expired or been terminated, the Offer shall remain open for a minimum of an additional five (5) Business Days. It is agreed that the conditions set forth in Annex I are for the sole benefit of Parent and Merger Sub. Parent and Merger Sub expressly reserve the right, in their sole discretion, to make any change in the terms or conditions of the Offer, PROVIDED that no change may be made to the Minimum Condition or which changes the form of consideration to be paid or decreases the price per Share or the number of Shares sought in the Offer or which imposes conditions to the Offer in addition to those set forth in Annex I or which otherwise materially and adversely affects the Company or the holders of the Shares.

                  (b) As soon as practicable on the date of commencement of the Offer, Parent and Merger Sub shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer which will contain the offer to purchase and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively the "OFFER DOCUMENTS"). Each of Parent, Merger Sub and the Company agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect. Each of Parent and Merger Sub agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

                  SECTION 1.02. COMPANY ACTION. The Company hereby approves of, and consents to, the Offer and represents and warrants that the Board, at a meeting duly called and held, and upon unanimous vote of the directors of the Company, has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable, and are fair to and in the best interests of the Company's shareholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby (and deemed them to be advisable), including the Offer and the Merger, which approval satisfies in full the requirements of the Business Corporation Act of the State of Florida (the "FLORIDA LAW") (including Sections
607.0901 and 607.0902 thereof) and the Articles of Incorporation and By-laws of the Company with respect to the requisite approval of the Board, and (iii) unanimously resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its shareholders, provided that following receipt of an unsolicited bona fide written Superior Proposal (as defined below), such recommendation may be withdrawn or modified, but only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that such action by the Board of Directors is required in order to comply with the fiduciary duties of the Board of

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Directors to the shareholders of the Company under applicable law. The Company further represents that Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated (the "COMPANY'S INVESTMENT BANKER") has delivered to the Board its opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of Shares from a financial point of view, and the Company has provided a copy of such opinion to Parent. The Company will promptly furnish Parent and Merger Sub with a list of its shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent and Merger Sub such additional information (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent and Merger Sub may reasonably request in order to be able to communicate the Offer to the record and beneficial holders of the Shares.

                  (a) As soon as practicable on the day that the Offer is commenced the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the "SCHEDULE 14D-9") which shall reflect the recommendations of the Company's Board of Directors referred to above. The Company, Parent and Merger Sub each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC.

                  SECTION 1.03. DIRECTORS. Effective upon the deposit by Merger Sub with the Exchange Agent of payment for all Shares validly tendered and not withdrawn pursuant to the Offer and all Options and Warrants in accordance with
Section 1.04 and payment of all severance payments in accordance with Section 1.05, Merger Sub shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares owned by Parent and Merger Sub (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Merger Sub's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will use its best efforts to cause individuals designated by Merger Sub to constitute the same percentage as such individuals represent on the Company's Board of Directors of (A) each committee of the Board (other than any committee of the Board established to take action under this Agreement), (B) each board of directors of each Subsidiary (as defined in Section 4.06) and (C) each committee of each such board. Notwithstanding the foregoing, until the election or appointment of Merger Sub's designees pursuant to this Section 1.03, the Company shall use its reasonable efforts to ensure that at least two of the members of the Board of Directors and such

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boards and committees as of the date hereof who are not employees of the Company shall remain members of the Board of Directors and such boards and committees.

                  (a) The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.03. Each of Parent and Merger Sub will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1 and the Company shall include such information in the Schedule 14D-9.

                  (b) Following the election or appointment of Merger Sub's designees pursuant to this Section 1.03 and until the Effective Time, the approval of a majority of the directors of the Company then in office who were not designated by Merger Sub (the "CONTINUING DIRECTORS") shall be required to authorize (and such authorization shall constitute the authorization of the Board of Directors and no other action on the part of the Company, including any action by any other director or the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Board of Directors, and any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company.

                  SECTION 1.04. OPTIONS AND WARRANTS. Simultaneously with the deposit by Merger Sub with the Exchange Agent of payment for Shares validly tendered and not withdrawn pursuant to the Offer, Parent and Merger Sub shall deposit with the Exchange Agent the funds to which each holder of Options and Warrants would be entitled in respect of such Options and Warrants in accordance with Section 2.05 upon consummation of the Merger.

                  SECTION 1.05. SEVERANCE. Subject to the next sentence, simultaneously with the deposit by Merger Sub with the Exchange Agent of payment for all Shares, Options and Warrants, the Company shall (and Parent and Merger Sub will cause the Company to) deposit with the Exchange Agent funds sufficient to pay (or pay directly to the intended recipients thereof) the severance payments listed on Schedule 4.14(h) to which executive offers and directors of the Company shall become entitled pursuant to their employment agreements with the Company upon consummation of the Offer (to the extent such payments are due and payable immediately (after giving effect to the waivers of notice referred to in clause (ii) below) upon a Change of Control, as defined in such employment agreements). As a condition to the payment of such severance in accordance with the preceding sentence, each such executive officer or director shall (i) confirm in writing to Parent and Merger Sub (in a form reasonably satisfactory to Parent and Merger Sub) that termination of such executive officer or director upon consummation of the Offer (whether by resignation of such executive officer or director or by notice of termination by the Company) shall constitute termination by the Company (and not by such executive officer or director) for purposes of any non-competition, non-solicitation or other

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restrictive covenants set forth in such executive officer's or director's employment agreement with the Company and that such covenants shall apply to such executive officer or director in accordance with the terms thereof from and after such termination, (ii) waive any requirement under such employment agreement or otherwise that notice be given prior to such termination by the Company and (iii) execute a general release in favor of the Company and its affiliates, in form and substance reasonably satisfactory to Parent, releasing such Persons from any and all claims against them other than (A) claims for benefits and other rights to which such executive officer or director would be entitled under his employment agreement with the Company, (B) claims related to payment in accordance with this Agreement of Options, Warrants or Shares beneficially owned by such executive officer or director and (C) claims pursuant to Section 7.03 of this Agreement. From and after consummation of the Offer, Parent shall cause the Company and the Surviving Corporation (as defined below) to pay as and when due for all other benefits to which such executive officers or directors are entitled in accordance with the terms of their employment agreements as in effect on the date hereof, subject to the continued compliance by such executive officers and directors with the provisions of such employment agreements.

                  SECTION 1.06. FUNDS FOR THE OFFER. Subject to the satisfaction of the Minimum Condition and the other conditions to the Offer set forth in Annex I hereto, Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to purchase all Shares that Merger Sub becomes obligated to purchase pursuant to the Offer.


                                    ARTICLE 2

                                   THE MERGER

                  SECTION 2.01. THE MERGER. At the Effective Time (as defined below), Merger Sub shall be merged with and into the Company in the Merger in accordance with Florida Law and this Agreement, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

                  (a) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Sub will file articles of merger (or, if applicable, in the case of proceedings under Section 607.1104 of Florida Law, articles of ownership and merger, in which case references herein to the "articles of merger" shall refer instead to the articles of ownership and merger) with the Secretary of State of the State of Florida and make all other filings or recordings required by Florida Law in connection with the Merger. The Merger shall become effective at such time as the articles of merger are duly filed with the Secretary of State of the State of Florida or at such later time as is specified in the articles of merger (the "EFFECTIVE TIME").

                  (b) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided under Florida Law.

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                  SECTION 2.02. CONVERSION OF SHARES. At the Effective Time:

                  (a) each Share held by the Company or any Subsidiary of the Company as treasury stock or owned by Parent, Merger Sub or any subsidiary of Parent or Merger Sub immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

                  (b) each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of common stock of the Surviving Corporation; and

                  (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.02(a) or as provided in Section 2.04 with respect to Shares as to which dissenters' rights have been perfected, be converted into the right to receive Ten Dollars ($10) in cash or any higher price paid for each Share in the Offer, without interest (the "MERGER CONSIDERATION").

                  SECTION 2.03. SURRENDER AND PAYMENT. Promptly following execution of this Agreement, Parent shall appoint a national bank or trust company (or a subsidiary thereof) to act as exchange agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Shares submitted for payment pursuant to the Offer or the Merger. Parent shall make available, or cause Merger Sub or the Surviving Corporation to make available, to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares. Promptly after the Effective Time, Parent, Merger Sub or the Surviving Corporation will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

                  (a) Each holder of Shares that have been converted into the right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled promptly upon such surrender to receive the Merger Consideration payable in respect of such Shares. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

                  (b) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes

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required as a result of such payment to a Person other than the registered holder of such Shares or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  (c) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2.

                  (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of Shares 180 days after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent and the Surviving Corporation for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, none of the Exchange Agent, the Company, the Surviving Corporation, Parent or Merger Sub shall be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

                  (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) to pay for Shares for which dissenters' rights have been perfected shall be returned to the Surviving Corporation, upon demand.

                  (f) If any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration.

                  SECTION 2.04. DISSENTING SHARES. Notwithstanding Section 2.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded dissenters' rights for such Shares in accordance with Florida Law ("DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration, but such Dissenting Shares shall be converted into the right to receive such consideration as may be determined to be due to holders of Dissenting

Shares pursuant to Florida Law, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to dissenters' rights. If after the Effective Time such holder fails to perfect or withdraws or loses his right to dissenters' rights, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for dissenters' rights prior to the Effective Time, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding the foregoing, if the Shares continue to be listed on the Nasdaq National Market System ("NMS") as of the record date set for the shareholders of the Company to vote on the Merger or, if Merger Sub and Parent own at least 80% of the outstanding Shares, at such time as the record date would have been set, the Company represents and warrants that no dissenters' rights, appraisal rights or similar rights will apply to the transactions contemplated by this Agreement. The Company shall not take any action prior to consummation of the Offer to delist the Shares from the Nasdaq NMS.

                  SECTION 2.05. STOCK OPTIONS AND WARRANTS. At or immediately prior to the Effective Time, each outstanding stock option (collectively, "EMPLOYEE STOCK OPTIONS") to purchase Shares granted under the Company's 1994 Employee Stock Option Plan (the "EMPLOYEE OPTION PLAN"), each outstanding stock option (collectively, "DIRECTOR STOCK OPTIONS") to purchase Shares granted under the Company's Directors' Stock Option Plan (the "DIRECTORS OPTION PLAN") and each other stock option to purchase Shares (collectively, "OTHER OPTIONS" and, together with Employee Stock Options and Director Stock Options, "OPTIONS") shall be canceled by virtue of the Merger, without consideration except as provided in this Section 2.05(a), and shall cease to exist. Each holder of any such Option, whether or not then vested or exercisable, shall be paid by the Company promptly after the Effective Time for each such Option an amount, subject to applicable withholding, determined by multiplying (i) the excess, if any, of the Merger Consideration per Share over the applicable exercise price of such Option as in effect immediately prior to the Effective Time by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Options) had such holder exercised such Option in full immediately prior to the Effective Time.

                  (a) From and after the Effective Time, each outstanding warrant (collectively, "WARRANTS") to purchase Shares shall be canceled by virtue of the consummation of the Merger, without consideration except as provided in this Section 2.05(b), and shall cease to exist. At the Effective Time, each Warrant shall be converted into the right to receive from the Company an amount, subject to applicable withholding, determined by multiplying (i) the excess, if any, of the Merger Consideration per Share over the applicable exercise price of such Warrant as in effect immediately prior to the Effective Time by (ii) the number of Shares such holder could have purchased had such holder exercised such Warrant in full immediately prior to the Effective Time.

                  (b) The consideration due under this Section 2.05 (whether payable upon consummation of the Offer or upon consummation of the Merger) shall be payable without interest promptly after (a) verification by the Exchange Agent of the ownership and terms of the particular Option or Warrant by reference to the Company's records, and (b) delivery of a written instrument duly executed by the owner of the applicable Option or Warrant, in a form provided by the Exchange Agent to the Company prior to the consummation of the Offer and setting forth (i) the aggregate number of Options or Warrants owned by that Person and their respective issue dates and exercise prices, (ii) a representation by the Person that he or she is the owner of all Options or Warrants described pursuant to clause (i) and that none of those Options or Warrants has expired or ceased to be exercisable (or would have expired or ceased to be exercisable, assuming such Options or Warrants had fully vested), and (iii) a confirmation of, and consent to, the cancellation of all of the Options or Warrants described pursuant to clause (i).

                  (c) Prior to the Effective Time, the Company shall use its best efforts to (i) obtain any required consents from holders of Options and Warrants and (ii) make any amendments to the terms of the Employee Option Plan or Directors Option Plan or any agreement or certificate evidencing Other Options or Warrants that are necessary to give effect to the transactions contemplated by Section 2.05(a) and 2.05(b). Notwithstanding any other provision of this Section, payment may be withheld in respect of any Option or Warrant until necessary consents are obtained.


                                    ARTICLE 3

                            THE SURVIVING CORPORATION

                  SECTION 3.01. ARTICLES OF INCORPORATION. The articles of incorporation of Merger Sub in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be Renex Corp. until amended in accordance with applicable law).

                  SECTION 3.02. BYLAWS. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 3.03. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and Merger Sub as of the date hereof that:

                  SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, assets, results of operations or prospects of the Company and the Subsidiaries (as defined in Section 4.06) taken as a whole or a material adverse effect on the ability of the Company, on the one hand, or Parent and Merger Sub, on the other, to consummate the transactions contemplated by this Agreement (a "MATERIAL ADVERSE EFFECT"). Schedule 4.01 of the disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the "DISCLOSURE LETTER") lists each jurisdiction in which the Company is, or is required to be, duly qualified to do business. The Company has heretofore delivered to Parent and Merger Sub true and complete copies of the Company's articles of incorporation and bylaws as currently in effect. Any reference in this Agreement to a "SCHEDULE" (other than the Schedule 14D-1, the Schedule 14D-9, Schedule 13E-3, Schedule 13D or Schedule 13G) means a Schedule to the Disclosure Letter.

                  SECTION 4.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 4.03. CONSENTS, APPROVALS AND GOVERNMENTAL FILINGS. No notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality of the United States, any state thereof or any foreign jurisdiction, including without limitation, any utility service provider (whether or not public, quasi-public or private), which exercises jurisdiction over any of Company's dialysis facilities (each a "GOVERNMENTAL AUTHORITY") in connection with the execution and delivery of this

Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than (a) the filing of articles of merger in accordance with Florida Law; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"); (c) compliance with any applicable requirements of the Exchange Act; and (d) as set forth on Schedule 4.03.

                  SECTION 4.04. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with the articles of incorporation or bylaws of the Company or any Subsidiary, (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of, in each case in any material respect, any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary, (c) except as set forth on Schedule 4.04, constitute (with or without due notice or lapse of time or both) a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled, or require any approval, notice or consent under any provision of any material note, bond, mortgage, indenture, lease, agreement, contract or other instrument or obligation binding upon the Company or any Subsidiary or any material license, franchise, Permit or other similar authorization held by the Company or any Subsidiary, or (d) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any Subsidiary. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

                  SECTION 4.05. CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $.001 per share (the "COMMON STOCK") and 5,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"), of which 200,000 shares of Preferred Stock are designated as Series A Junior Participating Preferred Stock and are reserved for issuance under the Company's Rights Agreement. As of December 27, 1999, there were outstanding 6,926,901 shares of Common Stock, no shares of Preferred Stock, Employee Stock Options to purchase an aggregate of 877,514 Shares, Director Stock Options to purchase an aggregate of 54,548 Shares, and Other Options to purchase an aggregate of 69,169 Shares (all such Options being exercisable either before or as a result of the transactions contemplated by this Agreement) and Warrants to purchase an aggregate of 634,952 Shares (all of which Warrants were exercisable). All outstanding shares of capital stock of the Company have been, and all Shares which may be issued pursuant to Options or Warrants will be, when issued in accordance with the terms thereof, duly authorized and validly issued, and fully paid and nonassessable. Except as set forth in this Section or on Schedule 4.05, and except for changes since December 27, 1999 resulting from the exercise of Options or Warrants outstanding on such date, there are not (i) any shares of capital stock or other equity securities (as defined in Rule 3a11-1 under the Exchange Act) or voting securities of the Company issued, reserved for issuance or outstanding, (ii) any securities, options, warrants, calls, subscriptions, convertible securities or other rights (including preemptive rights), agreements, understandings, arrangements, commitments or undertakings of any character obligating the Company or any Subsidiary now or at any time in the future to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, equity security, voting security or interest of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, subscription, convertible security or other right, agreement, understanding, arrangement, commitment or undertaking, (iii) any rights, commitments, agreements, arrangements, undertakings or obligations, contingent or otherwise, of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or shares of capital stock or other equity securities or voting securities or interests of the Company or any Subsidiary or any securities of the types described in clauses (ii) and (iv) of this Section,
(iv) any outstanding bonds, debentures, notes or other indebtedness or obligations or securities of the Company or any Subsidiary, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of the Company may vote, (v) any obligations, contingent or otherwise, guaranteeing the value of any of the Shares or the equity securities or capital stock of any Subsidiary either now or at any time in the future, or (vi) any voting trusts, proxies or other agreements or understandings to which the Company or any Subsidiary is a party or is bound with respect to the voting of the Shares or any capital stock or other equity security or interest of the Company or any Subsidiary. Any share repurchase program previously approved by the Company has been terminated. Except as set forth on Schedule 4.05, there are no outstanding rights held or issued to any Person obligating the Company or any Subsidiary to make a payment to such Person based on the value or the price of the Shares or any of the shares of capital stock of any Subsidiary, and neither the Company nor any Subsidiary has issued any stock appreciation rights, phantom stock rights or any similar rights to any Person. Schedule 4.05 sets forth (A) with respect to each outstanding Option, the name of the holder of such Option, the date of grant of such Option, the number of Shares subject to such Option, the number of Shares vested under such Option and the exercise price of such Option and (B) with respect to each outstanding Warrant, the name of the holder of such Warrant, the date of grant of such Warrant, the number of Shares subject to such Warrant, the number of Shares vested under such Warrant and the exercise price of such Warrant. Each Option and Warrant is evidenced by an option or warrant agreement or certificate, each of which is in a form previously delivered by the Company to Parent and Merger Sub.

                  SECTION 4.06. SUBSIDIARIES. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, and, except as set forth on Schedule 4.06, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Schedule 4.06 lists each jurisdiction in which each Subsidiary is, or is required to be, duly qualified to do business. For purposes of this Agreement, "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company. All Subsidiaries and their respective jurisdictions of incorporation are identified in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998 (the "COMPANY 10-K") or on Schedule 4.06. Except as set forth on Schedule 4.06, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except such limitations as may be imposed by applicable securities laws.

                  (a) Except for interests in the Subsidiaries and except as set forth in Schedule 4.06, neither the Company nor any Subsidiary owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, company, partnership, joint venture, business, trust or entity, other than investments in marketable securities acquired in the ordinary course of business, nor has the Company or any Subsidiary made any loan or advance to any other entity.

                  SECTION 4.07. SEC FILINGS. The Company has delivered to Parent and Merger Sub (i) the Company 10-K, (ii) its quarterly reports on Form 10-Q for each of its fiscal quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company since October 8, 1997 and (iv) all of its other reports, statements, schedules, registration statements, forms, exhibits and other documents filed with the SEC since October 8, 1997 (collectively, the "SEC DOCUMENTS"). Each of the SEC Documents, when filed, and in the case of a registration statement or any amendment thereto, as of the date such statement or amendment became effective, complied with all applicable requirements of the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  SECTION 4.08. FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Documents fairly present in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and except as permitted by Form 10-Q under the Exchange Act with respect to the unaudited consolidated interim financial statements), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "BALANCE SHEET" means the consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1998 set forth in the Company 10-K and "BALANCE SHEET DATE" means December 31, 1998.

                  SECTION 4.09. DISCLOSURE DOCUMENTS. Each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the Schedule 14D-9, the proxy or information statement of the Company containing information required by Regulation 14A under the Exchange Act (the "COMPANY PROXY STATEMENT") and, if applicable, Rule 13e-3 and Schedule 13E-3 under the Exchange Act, if any, to be filed with the SEC in connection with the Offer and/or the Merger, and any amendments or supplements thereto will, when filed, comply with the applicable requirements of the Exchange Act and the rules and regulations of the SEC, except that no representation or warranty is made hereby with respect to any information supplied by Parent or Merger Sub in writing expressly for inclusion in the Company Disclosure Documents.

                  (a) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time such shareholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon and in conformity with information furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

                  (b) The information with respect to the Company or any Subsidiary that the Company furnishes to Parent or Merger Sub in writing specifically for use in the Offer Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                  SECTION 4.10. ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 4.10, since the Balance Sheet Date the Company and the Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

                  (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (b) (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company's or any of its Subsidiaries' capital stock other than on capital stock of wholly-owned Subsidiaries of the Company, (ii) any adjustment, split, combination, reclassification, repurchase or redemption of any of the shares of capital stock of the Company or any of its Subsidiaries, or (iii) any issuance or authorization of the issuance of any other securities in respect of, or in lieu of or in substitution for shares of the capital stock of the Company or any of its Subsidiaries or any other security thereof or any rights, warrants or options to acquire any such shares or other securities (other than the issuance of Shares upon the exercise of the Options and Warrants described in Sections 2.05(a) and
         (b) hereof and issued and outstanding as of the date hereof);

                  (c) any amendment of any term of any outstanding security of the Company or any Subsidiary;

                  (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness, including obligations in respect of capital leases, other than under credit facilities existing on the Balance Sheet Date in the ordinary course of business and in amounts and on terms consistent with past practice;

                  (e)  any  creation  or   assumption  by  the  Company  or  any
         Subsidiary of any Lien on any material asset;

                  (f) any making of any loan, advance or capital contribution to or investment in any Person, other than loans, advances or capital contributions to or investments (i) in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice or
         (ii) not exceeding $25,000, in the aggregate;

                  (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                  (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                  (i) any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in GAAP;

                  (j) except as set forth on Schedule 4.10(j), any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or, other than in the ordinary course of business consistent with past practice, employees of the Company or any Subsidiary, (v) any other amendment of any Benefit Plan or (vi) acceleration of the vesting or exercisability of any options to acquire capital stock of the Company or any Subsidiary;

                  (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company or any Subsidiary;

                  (l) any cancellation of any leases, licenses, sublicenses, franchises, certifications, permits or agreements to which the Company or any Subsidiary is a party, or any notification to the Company or any Subsidiary that any party to any such arrangements intends to cancel or not renew such arrangements beyond its expiration date as in effect on the date hereof, which cancellation or notification, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect;

                  (m) any amendment of the Company or any Subsidiary's articles of incorporation or bylaws or similar governing documents;

                  (n) any material tax election made or any material tax position taken (unless required by law) or any change in the Company's fiscal year;

                  (o) any failure to maintain all insurance policies in full force and effect or any failure to renew or replace with equivalent coverage any insurance policy which has expired;

                  (p) any failure to comply with any applicable filing, payment and withholding obligations under applicable federal, state, local and foreign tax laws or any settlement or compromise of any material income tax liability;

                  (q) excluding capital expenditures associated with dialysis facilities currently under development (which facilities are set forth on Schedule 4.10(q)), any capital expenditure in excess of $100,000, individually, or $2,000,000 in the aggregate through

         November 30, 1999, or any acquisition of assets or property or securities or other acquisitions or commitments in excess of $1,000,000 individually or $2,000,000 in the aggregate or any acquisition or agreement to acquire any material assets or property;

                  (r) any sale, transfer, mortgage, pledge, grant of any security interest in, or imposition of any Lien or other encumbrance on, any asset or property of the Company or any of its Subsidiaries with a book value in excess of $50,000 individually or $100,000 in the aggregate;

                  (s) any acceleration of receivables, delay in payables or liquidation of inventory, except in the ordinary course of business consistent with past practice;

                  (t) (i) any payment, discharge or satisfaction of any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof in the ordinary course of business consistent with past practice and in accordance with the terms thereof, (ii) any modification, amendment or termination of any material contract or agreement to which the Company or any of its Subsidiaries is a party,
         (iii) any release or waiver of any material rights or claims, or (iv) the entering into any agreements to modify in any manner, any confidentiality, standstill or similar agreements to which the Company or any of its Subsidiaries is a party; or

                  (u) any agreement, commitment or authorization to take any of the foregoing actions.

                  SECTION 4.11. NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on Schedule 4.11, there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, other than:

                  (a)  liabilities  disclosed  or  provided  for in the  Balance
         Sheet;

                  (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (c) liabilities disclosed or provided for in the SEC Documents filed after the Balance Sheet Date and prior to the date hereof; and

                  (d) liabilities under this Agreement.

                  SECTION 4.12. LITIGATION. Except as set forth in Schedule 4.12, (i) there is no action, suit, investigation or proceeding pending before any court or arbitrator or any

Governmental Authority against, or, to the knowledge of the Company, threatened against or affecting, the Company or any Subsidiary or any of their respective properties or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer or the Merger or any of the other transactions contemplated hereby and (ii) neither the Company nor any Subsidiary is subject to any outstanding order, writ, judgment, injunction or decree of any court or Governmental Authority.

                  SECTION 4.13. TAXES. Except as set forth in Schedule 4.13(a), all tax returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority with respect to any tax period (or portion thereof) ending on or before the Effective Time (a "PRE-CLOSING TAX PERIOD") by or on behalf of the Company or any Subsidiary (collectively, "TAX RETURNS"), were filed when due (including any applicable extension periods) in accordance with all applicable laws. All such Tax Returns are true, correct and complete.

                  (a) The Company and each Subsidiary has paid, or made provision for the payment of, all Taxes, as defined below, that have or may become due for all Pre-Closing Tax Periods, including, without limitation, all Taxes reflected on the Tax Returns referred to in this Section 4.13, or in any assessment, proposed assessment, or notice, either formal or informal, received by the Company, the Subsidiaries or any affiliated party with respect to any of them, except such Taxes, if any, as are set forth in Schedule 4.13(b) that are being contested in good faith and as to which adequate reserves have been provided. For purposes of this Section 4.13 "Tax" or "Taxes" means (i) any and all taxes (whether federal, state, local or foreign), including, without limitation, income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest, penalties or additions to tax imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any Tax or Taxes described in clause (i) above.

                  (b) The charges, accruals and reserves for Taxes with respect to the Company and any Subsidiary for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Tax Return has yet been filed) reflected on the books of the Company and its Subsidiaries (excluding any provision for deferred income taxes) are adequate to cover such Taxes.

                  (c) Except as set forth in Schedule 4.13(d), there is no claim (including under any indemnification or tax-sharing agreement), audit, action, suit, proceeding, or investigation now pending or threatened against or in respect of any Tax or "tax asset" of the Company or any Subsidiary. For purposes of this Section 4.13, the term "TAX ASSET" shall include any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute which could reduce Taxes.

                  (d) There are no Liens for Taxes upon the assets of the Company or its Subsidiaries except for Liens for current Taxes not yet due.

                  (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "CODE") during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (f) Except as set forth in Schedule 4.13(g), the federal and state income Tax Returns of the Company or any Subsidiary have never been audited by the Internal Revenue Service or relevant state tax authorities. Except as described in Schedule 4.13(g), neither the Company nor any Subsidiary has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes.

                  (g) No property of the Company or any Subsidiary (i) is subject to a tax benefit transfer lease subject to the provisions of former
Section 168(f)(8) of the Internal Revenue Code of 1954, (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or (iii) secures any debt the interest on which is exempt from tax under Section 103 of the Code.

                  (h) Except as set forth on Schedule 4.13(i), there is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or former independent contractor of the Company or any Subsidiary that could give rise to the payment of any amount that could not be deductible pursuant to Section 280G of the Code.

                  (i) The Company and each Subsidiary (i) has complied with all applicable legal requirements relating to information reporting with respect to payments made to third parties and the withholding of and payment of withheld Taxes, (ii) has timely withheld from employee wages and other payments and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over for all periods under all applicable legal requirements and (iii) has duly collected and remitted any sales, value-added and similar Taxes required to be collected and remitted.

                  (j) Neither the Company nor any Subsidiary has or is required to make any adjustment under Section 481(a) of the Code or any comparable provision of state, local or foreign law.

                  (k) Except as set forth in Schedule 4.13(l), neither the Company nor any Subsidiary has in effect any material tax election for federal income tax purposes.

                  (l) No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or assets held or acquired or to be acquired by the Company or any of the Subsidiaries.

                  (m) There is no existing tax sharing agreement that may or will require that any payment be made by or to the Company or any of the Subsidiaries on or after the Effective Time.

                  (n) Except as set forth on Schedule 4.13(o), neither the Company nor any of the Subsidiaries, owns an interest in any (i) domestic international sales corporation, (ii) foreign sales corporation, (iii) controlled foreign corporation, or (iv) passive foreign investment company.

                  (o) Neither the Company nor any of the Subsidiaries was a party to any deferred intercompany transaction that will be restored (pursuant to the Section 1502 regulations) and will result in income or loss to the Company or its Subsidiaries due to the contemplated transaction.

                  (p) During the previous two years neither the Company nor any Subsidiary has engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

                  (q) Except as set forth on Schedule 4.13(r), none of the property owned or used by the Company or any Subsidiary is subject to a lease other than a "true" lease for federal income tax purposes.

                  SECTION 4.14. ERISA. Except for the Renex Corp. Welfare Benefit Plan and the Renex Corp. 401(k) Plan or as set forth on Schedule 4.14(a), neither the Company nor any Subsidiary (i) maintains or contributes to or has any obligation with respect to, and none of the employees of the Company or any Subsidiary is covered by, any employment agreement or consulting agreement, or any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security act of 1974, as amended ("ERISA"), whether formal or informal (collectively, the "BENEFIT PLANS"). None of the Benefit Plans is (i) a "multiemployer plan," as defined in Section 3(37) of ERISA, (a "MULTIEMPLOYER PLAN"), and neither the Company nor any Subsidiary has been requested to contribute to a Multiemployer Plan in the five calendar years preceding this year, (ii) subject to Title IV of ERISA, and neither the Company nor any Subsidiary has contributed to any such plan in the five calendar years preceding this year, or (iii) a funded welfare benefit plan, as defined in Section 419 of the Code (whether or not a trust described in Section 501(c)(9) of the Code has been established in connection with any funded welfare plan). Neither the Company nor any Subsidiary has any agreement or commitment to create any additional Benefit Plan or to modify or change any existing Benefit Plan, except as may be required by any collective bargaining agreement or applicable law. Except as set forth on Schedule 4.14(a), the Company and the Subsidiaries do not have any other ERISA Affiliates. For these purposes, "ERISA AFFILIATE" means any entity which is under common control with the Company or any Subsidiary within the meaning of

Section 414(b),(c),(m), or (o) of the Code. For purposes of (b) through (i) of this Section 4.14, the term "Benefit Plan" shall not include any Multiemployer Plan.

                  (a) With respect to each Benefit Plan, the Company has heretofore delivered or caused to be delivered to Parent true, correct and complete copies of (i) all documents which comprise the most current version of each such Benefit Plan, including any related trust agreements, insurance contracts or other funding or investment agreements and any amendments thereto, and (ii) with respect to each Benefit Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, (A) the two most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Benefit Plans for which such a report is required, (B) the most current summary plan description (and any summary of material modifications), and (C) all material communications with any Governmental Authority, including, without limitation, the Internal Revenue Service, the United States Department of Labor (the "DOL"), and the Pension Benefit Guaranty Corporation (the "PBGC"). Since the date of the documents delivered, there has not been any material change in the assets or liabilities of any of the Benefit Plans or any change in their terms and operations which could reasonably be expected to affect or alter the tax status or materially affect the cost of maintaining such Plan, and none of the Benefit Plans has been or will be amended prior to the Effective Time. Each of the Benefit Plans can be amended, modified or terminated by the Company or a Subsidiary within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits, except to the extent that such vesting is required under the Code upon the complete or partial termination of any Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code.

                  (b) The Company and each Subsidiary has performed and complied in all material respects with all of its obligations under and with respect to the Benefit Plans and each of the Benefit Plans has, at all times, in form and operation complied with its terms, and, where applicable, the requirements of the Code, ERISA and all other applicable laws. .

                  (c) There are no unpaid contributions due prior to the date hereof with respect to any Benefit Plan that are required to have been made under its terms and provisions, any related insurance contract or any applicable law, and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted on the Balance Sheet of the Company and the Subsidiaries in accordance with generally accepted accounting principles. Except for the ordinary operation of the Benefit Plans, (i) no assets of the Company or any Subsidiary are allocated or held in a trust or similar funding vehicle and (ii) there are no reserves assets, surpluses or prepaid premiums with respect to any Benefit Plan which is a "welfare plan", as defined in Section 3(1) of ERISA.

                  (d) All group health plans covering employees of the Company or any Subsidiary have been operated in compliance with the requirements of
Section 4980B of the Code (and any predecessor provisions) and Part 6 of Title I of ERISA ("COBRA"), the provisions of ERISA and the Code enacted by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and any applicable similar state law. Except as set forth on Schedule 4.14(e), neither the Company nor any Subsidiary has any obligation to provide health benefits or other non-pension benefits to retired or other former employees, except as specifically required by COBRA, HIPAA or any applicable similar state law.

                  (e) Neither the Company, any Subsidiary, nor any other "disqualified person" or "party in interest," as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively, has engaged in any "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Benefit Plan nor have there been any fiduciary violations under ERISA which could subject the Company or any Subsidiary (or any officer, director or employee thereof) to any penalty or tax under Section 502(i) of ERISA or Sec tions 4971 and 4975 of the Code.

                  (f) With respect to any Benefit Plan, (i) no filing, application or other matter is pending with the Internal Revenue Service, the PBGC the DOL or any other Governmental Authority, (ii) there is no action, suit or claim pending (nor, to the knowledge of the Company, any basis for such a claim), other than routine claims for benefits, and (iii) there are no outstanding liabilities for taxes, penalties or fees.

                  (g) Except as set forth on Schedule 4.14(h), the execution and delivery of this Agreement nor the consummation of any or all of the contemplated transactions will (i) entitle any current or former employee of the Company or any Subsidiary to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

                  SECTION  4.15.  COMPLIANCE  WITH LAWS.  Except as set forth in
Section 4.15 of the Disclosure Letter:

                  (a) neither the Company nor any Subsidiary is in material violation of, or has since January 1, 1997 violated in any material respect, and to the knowledge of the Company none is under investigation with respect to or has been threatened to be charged with or given notice of any material violation of, any applicable law, rule, regulation, judgment, injunction, order or decree. The business of the Company and the Subsidiaries is being conducted and the properties and assets of the Company and the Subsidiaries are currently owned and operated in substantial compliance with all applicable laws, ordinances, regulations, orders, judgments, injunctions, awards and decrees of any Governmental Authority or court, tribunal or arbitrator.

                  (b) neither the Company and the Subsidiaries, nor to the knowledge of the Company, any other Person acting for or on behalf of the Company or any Subsidiary, has directly or indirectly (i) made to, or received from, any Person, private or public, any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained or (ii) established or maintained any fund or asset that has not been recorded in the books and records of the Company;

                  (c) the Company and the Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, regulations, and administration orders and with all rules and orders of any foreign, federal, state or local government and any other governmental agency, department or authority, relating to the Company or the Subsidiaries, including, without limitation, 42 U.S.C. ss.1395nn, as amended (Stark), 42 U.S.C. ss.1320a-7b, as amended (the Medicare/Medicaid Kickback Law); 31 U.S.C. ss.3729, (the False Claims
         Act); 42 U.S.C. ss.1320a-7b as amended by the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. ss.300gg, ET SEq. (the Civil Monetary Penalties and Assessment Act), or similar provision of any other federal, state or local laws relating to kickbacks, illegal referrals, illegal billings or the like, and applicable regulations relating to health care, the health care industry, the provision of health care services, third-party reimbursements, public health and safety, and wrongful death and medical malpractice. The Company and the Subsidiaries have not received any notice that, or have not been advised that, or otherwise do not have any knowledge that, the Company and the Subsidiaries are not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws. The Company and the Subsidiaries have no reason to anticipate that any existing circumstances are likely to result in violation of the foregoing;

                  (d) (i) neither the Company's or any Subsidiary's rights nor, to the knowledge of the Company, the right of any officer, director or medical director of the Company or any Subsidiary to receive reimbursements pursuant to any Government Program or Private Program (as hereinafter defined) has been terminated or otherwise adversely affected as a result of any investigation or action, whether by any federal or state governmental regulatory authority or other Third Party, (ii) neither the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any officer, director or medical director of the Company or any Subsidiary has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit, monitoring, or other form of review by any governmental regulatory entity, professional review organization, accrediting organization or certifying agency for the purpose of any alleged improper activity on the part of such individual with respect to their operations other than in the ordinary course of business, nor has the Company or any Subsidiary received any notice of deficiency in connection with their operations, (iii) there are no outstanding deficiencies or work orders of any Governmental Authority having jurisdiction over the Company or any Subsidiary or other third-party requiring conformity to any applicable agreement, statute, regulation, ordinance, or bylaws, including, but not limited to, the Government Programs and Private Programs, and (iv) the Company and its Subsidiaries have not received any notice of any claim, requirement, or demand of any licensing or certifying agency or other Third Party supervising or having authority over the Company or its Subsidiaries or its operations to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances, or inventory so as to conform to or comply with any existing law, code, rule, regulation, or standard, and (v) to the knowledge of the Company and each subsidiary, each medical director of the Company and each Subsidiary has all licenses necessary to perform the duties of medical director. Attached as part of Schedule 4.15 are copies of all reports, correspondence, and notices relating to any matter described or referenced therein;

                  (e) neither the Company or the Subsidiaries nor any officer, director or managing employee as that term is defined in 42 C.F.R.
         Section 1001.1001(a)(1), nor to the Company's knowledge, the other employees or agents of the Company or the Subsidiaries have engaged in any activities which are prohibited under criminal law, or are cause for civil penalties or mandatory or permissive exclusion from Medicare or Medicaid, or any other state health care program or federal health care program under Sections 1320a-7, 1320-7a, 1320a-7a, 1320a-7b or 1395nn of Title 42 of the United States Code or Section 3729 of Title 31 of the United States Code, or the regulations promulgated pursuant to such statutes or regulations or related state or local statues or which are prohibited by any private accrediting organization from which the Company or the Subsidiaries seeks accreditation or by generally recognized professional standards of care or conduct.

                  SECTION 4.16. LICENSES AND PERMITS. For purposes hereof, "PERMITS" shall mean all approvals, consents, licenses (including Certificates of Occupancy, Certificates of Need, Medicare and Medicaid provider contracts), permits, entitlements, provider numbers, waivers or other authorizations issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement, required in connection with the ownership, planning, development, construction, use, operation and/or maintenance of the dialysis clinics and the dialysis businesses owned by the Company or its Subsidiaries, and all amendments, modifications, supplements, general conditions and addenda thereto.

                  (a) The Company and each Subsidiary have (in good standing) all requisite Permits to operate their dialysis facilities. Schedule 4.16(b) sets forth a description of all material Permits (i) required in order to operate the dialysis facilities for their intended use and (ii) owned or possessed by or for the facilities. The Company has delivered to, or otherwise made available for inspection by, Parent copies of all of the Permits that are now in effect, each of which the Company and each Subsidiary owns, possesses or has the legal right to use, free and clear of all encumbrances. The Company and each Subsidiary are not in default under or in violation of any Permit, and they have not received any notice of any default or any other claim or proceeding relating to any Permit.

                  (b) To the knowledge of the Company, no material violation, default, order, or deficiency exists with respect to (i) any certifications relating to participation in and reimbursement under Titles XVII and XIX of the Social Security Act; (ii) any certifications relating to participation and reimbursement under similar federal, state or local reimbursement or governmental programs for which the Company and each Subsidiary are eligible (collectively, (i) and (ii) are referred to as the "GOVERNMENT PROGRAMS"); and (iii) any certifications relating to participation in and reimbursement under any private non-governmental programs (the "Private Programs"). The Company and the Subsidiaries have not received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over such items, either to revoke, withdraw, or suspend any Permit, license, right or authorization, or to terminate the participation of the Company or the Subsidiaries in any Government Program or Private Program. To the Company's knowledge, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a violation, order or deficiency with respect to any of the items referenced above or to revoke, withdraw, or suspend any such license, or to terminate or modify the participation of the Company or the Subsidiaries in any Government Program or Private Program. Except as set forth on Schedule 4.16(c), to the Company's knowledge, there has been no decision of any other party not to renew any acute provider or third-party payer agreement to which the Company or the Subsidiaries is a party. Except as listed on Schedule 4.16(c), no consent or approval or prior filing with, notice to, or any action by any governmental body or agency or any other third-party is required in connection with any such Permit, license, right or authorization, or Government or Private Program, by reason of the consummation of the transactions contemplated by this Agreement.

                  SECTION 4.17. PATENTS, TRADEMARKS, ETC. Schedule 4.17 identifies all registered trademarks, service marks, copyrights and patents owned or licensed by the Company and its Subsidiaries as of the date hereof. The Company and its Subsidiaries own, or are licensed or otherwise have adequate right to use, all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights, know-how, technology, trade secrets and other proprietary information which are material to the conduct of the business of the Company and its Subsidiaries (collectively, the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 4.17, no claims have been asserted by any Person, and neither the Company nor any of its Subsidiaries has asserted a claim against any Person, with respect to any of the Intellectual Property owned or used by the Company or any of its Subsidiaries or challenging or questioning the validity or effectiveness of any license or agreement relating thereto to which the Company or any of its Subsidiaries is a party, nor, to the Company's knowledge, are any such claims threatened.

                  SECTION 4.18. ENVIRONMENTAL MATTERS. The following definitions shall apply to this section:

                           (i) "ENVIRONMENTAL CLAIMS" shall mean all notices of
                  violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, costs of compliance or remediation, personal injury, property damage, lost use of property or consequential damages, arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only, Environmental Claims include (i) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions,
                  (ii) actual or threatened damages to natural resources, (iii) claims for nuisance or its statutory equivalent, (iv) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws,
                  (v) requirements to implement "corrective action" pursuant to any order or permit issued pursuant to Environmental Laws,
                  (vi) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, and
                  (vii) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

                           (ii) "ENVIRONMENTAL CONDITIONS" shall mean the state
                  of the environment, including natural resources, soil, surface water, ground water, or ambient air, relating to or arising out of the use, storage, treatment, transportation, release, disposal, dumping or threatened release of Hazardous Substances.

                           (iii) "ENVIRONMENTAL LAWS" shall mean all applicable
                  federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, consent orders, judgments, notices, permits or demand letters issued to or entered into by the Company or any of its Subsidiaries pursuant thereto ("LEGAL REQUIREMENTS"), relating to pollution or protection of the environment (e.g., ambient air, surface water, ground water, or soil). Environmental Laws shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, Occupational Safety and Health Laws, and all analogous laws, rules, regulations or ordinances promulgated or issued by any federal, state or other Governmental Authority.

                           (iv) "ENVIRONMENTAL REPORTS" shall mean any and all
                  written analyses, audits, assessments, summaries or explanations, in the possession or control of the Company or any subsidiary, of (a) any Environmental Conditions in, on or about the Properties (as defined below) of, or any property or facility formerly owned, leased or operated by, the Company or any of its subsidiaries or (b) the Company's or any such Subsidiary's compliance with Environmental Laws.

                           (v) "HAZARDOUS SUBSTANCES" shall mean all pollutants,
                  contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials subject to regulation, control or remediation under Environmental Laws, including but not limited to petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, and solvents.

                           (vi) "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean
                  any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  (a) Except as set forth in Schedule 4.18, (i) the Company and each of its Subsidiaries possess all permits or licenses required for their operation under the Environmental Laws and are currently in material compliance with all applicable Environmental Laws, including, without limitation, all permits or licenses required thereunder for their operations; (ii) neither the Company nor any of its Subsidiaries has received any written notice that the Company or any such Subsidiary is not in compliance with, or is in material violation of, any such Environmental Laws; and (iii) there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and neither the Company nor its subsidiary has any material liability under the Environmental Laws. In addition, true and correct copies of the Environmental Reports have been made available to Purchaser, and a list of all such Environmental Reports is set forth in Schedule 4.18.

                  SECTION 4.19. FINDERS' FEES. Except for the Company's Investment Banker a copy of whose engagement agreement has been provided to Parent and Merger Sub, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any Subsidiary who might be entitled to any fee or commission from Parent, Merger Sub or any of their affiliates or the Company upon consummation of the transactions contemplated by this Agreement or any alternative transaction.

                  SECTION 4.20. INAPPLICABILITY OF CERTAIN RESTRICTIONS. Assuming that Parent and Merger Sub's representation set forth in Section 5.08 is true and correct, the Board has taken all such action as may be required so that neither Sections 607.0901 or 607.0902 of the Florida Law nor Article THIRTEENTH of the Company's Articles of Incorporation in any way restricts or applies to the acquisition of Shares pursuant to the Offer, the acquisition of Shares by Merger Sub and its affiliates subsequent to the acquisition of Shares pursuant to the Offer, the consummation of the Merger or the other transactions contemplated hereby. The adoption of this Agreement by the affirmative vote of the holders of Shares entitling such holders to exercise at least a majority of the voting power of the Shares is the only vote of holders of any class or series of the capital stock of the Company required to adopt this Agreement, or to approve the Merger or any of the other transactions contemplated hereby and no higher or additional vote is required pursuant to of the Company's articles of incorporation or otherwise.

                  SECTION 4.21. TITLE, ETC. Neither the Company nor any of its Subsidiaries owns any real property. The Company or such Subsidiary, as the case may be, has, with respect to personal property, good and valid title to all of the properties and assets which are material to the business, operation or financial condition of the Company or such Subsidiary and reflected in the latest financial statements included in the SEC Documents as being owned by the Company and the Subsidiaries or acquired after the date thereof free and clear of all Liens whatsoever, except for (i) any Liens reflected in the most recent financial statements included in the SEC Documents filed prior to the date hereof or disclosed in the notes thereto; (ii) any Liens which do not materially detract from the fair market value (free of such Liens) of the property or assets subject thereto or materially interfere with the current use by the Company and the Subsidiaries of the property or assets subject thereto or affected thereby;
(iii) any Liens for taxes not delinquent or which are being contested in good faith, PROVIDED that adequate reserves for the same have been established on the most recent financial statements included in the SEC Documents to the extent required by GAAP applied on a consistent basis; (iv) any inchoate mechanic's and materialmen's Liens for construction in progress; (v) any workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business, so long as such liens have not been filed; (vi) any Liens of the type referred to in clause (v) above that have been filed, so long as such liens do not aggregate in excess of $50,000; and (vii) operating or capital leases with respect to personal property entered into in the ordinary course of the Company's business consistent with past practice.

                  (a) The Company or any Subsidiary, as the case may be, is the lessee of all property material to the business of the Company and the Subsidiaries and reflected as leased in the latest financial statements included in the SEC Documents (or on the books and records of the Company as of the date thereof) or acquired after the date thereof (except for leases that have expired by their terms) and is in possession of the properties purported to be leased thereunder. Schedule 4.21 sets forth a list of all of the leases and subleases (the "REAL PROPERTY LEASES") under which, as of the date hereof, the Company or any of the Subsidiaries has the right to occupy space. Except as set forth in
Schedule 4.21, all Real Property Leases and material leases pursuant to which the Company or any Subsidiary leases personal property from others are valid, binding and enforceable in accordance with their terms; there are no existing defaults, or any condition or event known to the Company or any Subsidiary which with the giving of notice or lapse of time would constitute a default by the Company or any Subsidiary thereunder and, to the knowledge of the Company, no uncured default or event or condition on the part of any landlord exists under any Real Property Lease which with the giving of notice or the lapse of time would constitute a default thereunder.

                  (b) All of the land, buildings, structures and other improvements occupied by the Company and the Subsidiaries in the conduct of their business are included in the Real Property Leases.

                  (c) Except as set forth in Schedule 4.21, neither the Company nor any Subsidiary owns or holds, nor is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, lease or dispose of any Real Property or any Real Property Lease or any portion thereof or interest therein, other than options to extend the existing terms of the Real Property leases as set forth in the respective Real Property Leases.

                  SECTION 4.22. INSURANCE. The Company and the Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company and/or such Subsidiaries, which in the Company's judgment is sufficient for the operations and assets of the Company and its Subsidiaries, taken as a whole. All such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies. Except as set forth in Schedule 4.22, neither the Company nor any Subsidiary has been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by the Company or any Subsidiary under or in connection with any of its extant insurance policies. Neither the Company nor any Subsidiary has received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company and the Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders, or that alteration of any equipment or any improvements to real estate occupied by or leased to or by the Company or the Subsidiaries, purchase of additional equipment, or material modification of any of the methods of doing business, will be required. Schedule 4.22 identifies all property, general liability and casualty insurance policies which currently insure the Company or any Subsidiary.

                  SECTION 4.23. MATERIAL AGREEMENTS. Except as set forth in
Schedule 4.23, and except for this Agreement, neither the Company nor any Subsidiary is a party to, or bound by, any material agreement of any kind to be performed in whole or in part after the Effective Time. Solely for the purpose of this Section 4.23, the term "MATERIAL AGREEMENT" shall mean any agreement, contract, instrument or document (including any amendment to any of the foregoing) (i) described in paragraphs (b)(4), (b)(9) or (b)(10) of Item 601 of Regulation S-K of the SEC, (ii) with any director, officer or affiliate of the Company, (iii) evidencing, governing or relating to indebtedness for borrowed money, (iv) restricting or limiting the incurrence of indebtedness for borrowed money or the creation of any Liens, or providing for any financial covenant, (v) entered into outside of the ordinary course of business of the Company or the Subsidiaries, (vi) that in any way purports to restrict the business activity of the Company or any Subsidiary or any of their affiliates or to limit the freedom of the Company or any Subsidiary or any of their affiliates to engage in any line of business or to compete with any Person or in any geographic area; (vii) with medical directors or with respect to the provision of acute dialysis services; (viii) which constitutes one of the ten largest contracts between or among the Company or any of its Subsidiaries and any health maintenance organization, physician provider organization or any other discounted fee for service payor for dialysis services, which contracts cover in the aggregate more than 50% of the total patients of the Company with private insurance; (ix) for the purchase or sale of supplies used in the Company's business under which the Company and its Subsidiaries purchased or sold supplies for an aggregate purchase or sale price, as the case may be, in excess of $100,000 during the last 12 months or (x) with any laboratory, physician, physician group, hospital or other healthcare provider which is material to the operation of any of the Company's clinics individually. Except as set forth in Schedule 4.23, to the best knowledge of the Company, there is no breach or default and there are no facts which with notice or the passage of time would constitute a breach or default under, or give rise to any right of termination, amendment, cancellation or acceleration under, whether as a result of the consummation of the transactions contemplated hereby or otherwise, any obligation to be performed by any party to a material agreement to which the Company or any Subsidiary is a party.

                  SECTION 4.24. INSIDER INTERESTS. Except as set forth in the SEC Documents filed prior to the date hereof or in Schedule 4.14(h), Schedule
4.24 sets forth all contracts and agreements of the Company or any Subsidiary with and other obligations of the Company or any Subsidiary to any officer, director, employee or affiliate of the Company or any Subsidiary (including any employment, consulting agreement or medical director services agreement). Except as set forth in Schedule 4.24, no officer, director, or affiliate (excluding physicians who serve as medical directors of the Company) of the Company or any Subsidiary and, to the knowledge of the Company, no entity controlled by or affiliated with such officer, director or affiliate and no relative or spouse who resides with any such officer, director or affiliate (i) owns, directly or indirectly, any material interest in any Person that is, or is engaged in business as, a competitor, lessor, lessee, customer or supplier of the Company or any Subsidiary or (ii) owns, in whole or in part, any tangible or intangible property that the Company or any Subsidiary uses in the conduct of the business of the Company or any such Subsidiary. To the knowledge of the Company, each physician who serves as a medical director of the Company is in compliance with all obligations under such physician's medical director services agreement.

                  SECTION 4.25. LABOR MATTERS. None of the employees of the Company or any Subsidiary are covered by a collective bargaining agreement. Neither the Company nor any Subsidiary knows of any activity or proceedings of any labor union (or representatives thereof) to organize any unorganized employees employed by the Company or any Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any of the employees of the Company or any Subsidiary. Except as set forth in
Schedule 4.25, neither the Company nor any Subsidiary has received any notice of any claim, or has knowledge of any facts which, in the reasonable judgment of the Company, are likely to give rise to any claim, that it has not complied in any material respect with any laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination or employment safety.

                  SECTION 4.26. BUSINESS RELATIONSHIPS; NO RESTRICTIVE AGREEMENTS. Except as set forth on Schedule 4.26, the Company and the Subsidiaries are not parties to or bound by any agreement, contract, policy, license, document, instrument, arrangement or commitment that limits the freedom of the Company or any Subsidiary to compete in any line of business or with any Person or in any geographic area or which would so limit the freedom of the Company or any Subsidiary or affiliate after the Effective Time.

                  SECTION 4.27. YEAR 2000 COMPLIANCE. To the Company's knowledge, all of the Systems (as defined below) are "YEAR 2000 COMPLIANT", which means that the Systems will function correctly, in the following manner, when dealing with dates/times and date/time related data prior to, during and after the calendar year 2000:

                           (i) the Systems shall, when processing date/time data
                  from, into, in and between the 20th and 21st centuries, and the years 1999 and 2000, and performing leap year calculations, accurately process in all material respects such date/time data (including, without limitation, inputting, outputting, extracting, displaying, calculating, comparing, sorting and sequencing such data), and shall not, as a result of the processing of such data, (A) create any material logical or mathematical error or inconsistency, (B) material malfunction or (C) cease to function; and

                           (ii) the Systems shall accurately process in all
                  material respects the date/time data exchanged with the information technology systems of all Company vendors and suppliers, provided that the information technology systems of such Company vendors and suppliers properly exchange date/time data with the Systems.

                  (a) The Company has made diligent inquiry of all suppliers and vendors (the "MATERIAL SUPPLIERS AND VENDORS") which are material to the operation or financial condition of the Company's and the Subsidiaries' business and, to the Company's knowledge, based upon the representations of such Material Suppliers and Vendors, except as set forth on Schedule 4.28(b) or in the SEC Documents, expects that each Material Supplier and Vendor will be Year 2000 compliant prior to January 1, 2000.

                  (b) The Company has provided to Parent and Merger Sub:

                           (i) copies of all correspondence and statements
                  relating to the Year 2000 compliance of its business which have been made by or on behalf of the Company or any Subsidiary to suppliers, vendors, auditors, investors or other third parties;

                           (ii) copies of reports all (including draft reports)
                  prepared by or on behalf of the Company or any Subsidiary or any of their affiliates relating to the Year 2000 compliance of its business, and any deficiencies or required remediation;

                           (iii) copies of all proposals (including draft
                  proposals) whether prepared by the Company or any Subsidiary or by third parties, concerning Year 2000 remediation of its business; and

                           (iv) copies of all correspondence, statements and
                  reports (including draft reports) sent or received by the Company with respect to the Year 2000 compliance of its business suppliers (including the Material Suppliers and Vendors).

                  (c) As used herein, the term "SYSTEMS" means all of the following which are used by the Company or any Subsidiary:

                           (i) all computer systems, hardware, equipment and
                  peripherals and all computer software and files; and

                           (ii) all process controls, environmental controls and
                  any other systems which employ, store or process date/time information in electronic form.

                  SECTION 4.28. CASH AND CASH EQUIVALENTS. The Company has cash and cash equivalents on hand of at least $9,000,000.

                  SECTION 4.29. DUE TO THIRD PARTY OBLIGATIONS. The Summary of Overpayments dated November 30, 1999, previously provided by the Company to Parent sets forth a detailed listing of all overpayments made by any governmental or private payer to the Company and its Subsidiaries (the "OVERPAYMENTS") as of November 30, 1999. There has been no material increase in the amount of the Overpayments since November 30, 1999. Substantially all commercial and/or managed care payer overpayment amounts are attributable to the Company's practice of billing such payers the gross amount of the Company's charges instead of the net amount of the Company's charges (gross less applicable contractual adjustments). The Company has offered to repay or have recouped all Overpayments from governmental payers. No demand for repayment of any such Overpayment has been made to the Company or its Subsidiaries and neither the Company nor any Subsidiary has taken any action, either overtly or covertly, to conceal such Overpayment from any payer.

                  SECTION 4.30. INDEBTEDNESS AND CAPITALIZED LEASE OBLIGATIONS. The Company and its Subsidiaries do not have in excess of $1,800,000 of indebtedness (excluding the amount of any "due to third party" account reflecting overpayments set forth on the Company's balance sheet). Schedule 4.30 contains a list of (i) all material loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred and (ii) the respective principal amounts currently outstanding thereunder. Except as set forth in Schedule 4.30, all such indebtedness is prepayable and terminable at any time without penalty, subject to the notice provisions of the agreements governing such indebtedness (which, except as set forth in Schedule 4.30, shall not require a notice period of more than five days). For purposes of this Section 4.30, "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (vi) all capitalized lease obligations of such Person, (vii) all obligations of others secured by any lien or other encumbrance on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such Person, (x) all obligations of such Person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (xi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other Person. Schedule 4.30 also sets forth a complete and accurate list of all the letters of credit issued to any Person on behalf of the Company or any of its Subsidiaries.

                  SECTION 4.31. COMPANY FEES AND EXPENSES. The fees and expenses of the Company and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby (including without limitation fees and expenses of attorneys, accountants, financial advisors and other outside professionals and consultants) shall not exceed $2,500,000 in the aggregate.

                  SECTION 4.32. RIGHTS AGREEMENT. The Company has executed an amendment to the Rights Agreement (the "RIGHTS AGREEMENT"), dated November 6, 1998, between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the "RIGHTS AMENDMENT") having the effects described in the subsequent sentences of this Section 4.33. The Company represents that the Rights Amendment is sufficient to render the Rights (as defined in the Rights Agreement) inoperative with respect to any acquisition of shares of Company Common Stock by Parent, Merger Sub or any of their affiliates pursuant to this Agreement and for so long as this Agreement remains in effect. The Company represents that as a result of the Rights Amendment, the Rights will not be exercisable upon or at any time after consummation of the Offer and for so long as this Agreement remains in effect by reason of the transactions contemplated hereby.


                                    ARTICLE 5

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub represents and warrants to the Company as of the date hereof that:

                  SECTION 5.01. CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  SECTION 5.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate and stockholder action. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

                  SECTION 5.03. CONSENTS, APPROVALS AND GOVERNMENTAL FILINGS. No notices, reports or other filings are required to be made by Parent and/or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent and/or Merger Sub from, any Governmental Authority in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby, other than (a) the filing of articles of merger in accordance with Florida Law; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Exchange Act and (d) compliance with applicable law relating to change of ownership notifications.

                  SECTION 5.04. NON-CONTRAVENTION. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or bylaws or similar documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene or conflict in any material respect with any provision of law, regulation, judgment, order or decree binding upon Parent or Merger Sub, or (c) constitute (with or without due notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Sub, or require any approval, notice or consent under, any material agreement, contract or other instrument or obligation binding upon Parent or Merger Sub.

                  SECTION 5.05. DISCLOSURE DOCUMENTS. The information with respect to Parent, its subsidiaries and/or Merger Sub that Parent or Merger Sub furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time the shareholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof and at the time of any distribution thereof.

                  (a) The Offer Documents, when filed, will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this representation and warranty will not apply to statements or omissions in the Offer Documents based upon and in conformity with information furnished to Parent or Merger Sub in writing by the Company specifically for use therein.

                  SECTION 5.06. LITIGATION. No action, suit, investigation or proceeding is pending against, or, to the knowledge of Parent or Merger Sub, threatened against or affecting, Parent or Merger Sub or any of its properties before any court or arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer or the Merger or any of the other transactions contemplated hereby.

                  SECTION 5.07. FINANCING. Parent has delivered to the Company a copy of a commitment letter dated December 27, 1999 from Lehman Commercial Paper Inc., Lehman Brothers Inc. and Credit Agricole Indosuez (the "LENDERS") pursuant to which the Lenders have committed, subject to the terms and conditions set forth therein, to enter into one or more credit agreements providing for loans to the Parent of up to $175,000,000, in the aggregate (the "COMMITMENT LETTER"). For purposes of this Agreement, "REQUIRED AMOUNTS" shall mean the aggregate funds committed for use in connection with the transactions contemplated by this Agreement pursuant to the Commitment Letter referred to in this Section 5.07.

                  SECTION 5.08. OWNERSHIP OF SHARES. As of the date hereof, Parent and Merger Sub beneficially own no Shares.


                                    ARTICLE 6

                            COVENANTS OF THE COMPANY

                  SECTION 6.01. CONDUCT OF THE COMPANY. Except as expressly required by this Agreement or with the prior consent of Parent, from the date hereof until the Effective Time, the Company and the Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of Parent, the Company will not, and will cause the Subsidiaries not to:

                  (a) adopt or propose any change in its articles of incorporation or bylaws;

                  (b) except pursuant to existing agreements or arrangements disclosed to Parent and Merger Sub in the Schedules to this Agreement:

                           (i) acquire (by merger, consolidation or acquisition
                  of stock or assets) any corporation, partnership or other business organization or division thereof;

                           (ii) sell, lease or otherwise dispose of a Subsidiary
                  or assets or securities, in one transaction or a series of related transactions, with a book value in excess of $50,000 individually or $100,000 in the aggregate;

                           (iii) make any investment, whether by purchase of
                  stock or securities, contributions to capital or any property transfer, other than investments which mature in less than 30 days and are rated no lower than A2/P2;

                           (iv) purchase for an amount in excess of $25,000 in
                  the aggregate, any property or assets of any other individual or entity other than supplies or inventory purchased in the ordinary course consistent with past practice;

                           (v) waive, release, grant or transfer any rights of
                  value material to the Company and the Subsidiaries taken as a whole;

                           (vi) modify or change in any material respect (A) any
                  existing license, lease, contract or other document material to the Company and the Subsidiaries, taken as a whole or (B) any existing contract or other document with any laboratory, physician, physician group, hospital or other healthcare provider ;

                           (vii) incur, assume or prepay an amount of long-term
                  or short-term debt, including obligations in respect of capital leases;

                           (viii) assume, guarantee, endorse (other than
                  endorsements of negotiable instruments in the ordinary course of business) or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than any Subsidiary);

                           (ix) make any loans or advances to any other Person
                  or Persons (other than any Subsidiary) in excess of $25,000 in the aggregate; or

                           (x) excluding the capital expenditures associated
                  with dialysis facilities under development (which facilities are set forth on Schedule 4.10(q)), make or commit to make any capital expenditures which, individually, is in excess of $10,000 or, in the aggregate (including any and all capital expenditures made from and after November 30, 1999), are in excess of $200,000; or

                  (c) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than cash dividends and distributions by a wholly-owned Subsidiary of the Company to the Company or to another wholly-owned Subsidiary, (iii) issue, sell, deliver, grant, pledge or encumber any shares of its capital stock or securities convertible into or exchangeable or exercisable for, any shares of its capital stock or the capital stock of any of the Subsidiaries (other than the issuance of Shares upon the exercise of Options or Warrants described in Section 4.05), (iv) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of the Subsidiaries, or
         (v) amend any term of any outstanding security of the Company or any Subsidiary;

                  (d) adopt or amend any Benefit Plan or any similar plan or arrangement for the benefit and welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Benefit Plan or other existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, phantom stock rights or any similar rights, the removal of existing restrictions in any benefit plans or agreements or the acceleration of the vesting or exercisability of any options to acquire capital stock of the Company or any Subsidiary);

                  (e) except as set forth on Schedule 6.01(e), revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory in any material manner or writing off of notes or accounts receivable in any material manner;

                  (f) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the consolidated financial statements of the Company or incurred since the most recent date thereof pursuant to an agreement or transaction described in this Agreement (including the schedules hereto) or incurred in the ordinary course of business, consistent with past practices;

                  (g) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to the extension or waiver of the limitations period applicable to any Tax claim or assessment, surrender any right to claim a Tax refund, or take or omit to take any other action if such action or omission would have the effect of materially increasing the Tax liability of the Company or any of its Subsidiaries;

                  (h) take any action other than in the ordinary course of business and consistent with past practices with respect to accounting policies or procedures other than any change in accounting policies (that is not material to the Company and the Subsidiaries taken as a whole) that is required by regulations of the SEC;

                  (i) sell, transfer, mortgage, pledge, grant any security interest in, or permit the imposition of any Lien on, any asset or property of the Company or any Subsidiary with a book value in excess of $50,000 individually or $100,000 in the aggregate, including, without limitation, any real property owned by the Company or any Subsidiary other than in the ordinary course of business consistent with past practice;

                  (j) fail to maintain all insurance policies of the Company and the Subsidiaries in full force and effect or fail to renew or replace with equivalent coverage any such insurance policy which has expired;

                  (k) fail to operate, maintain, repair or otherwise preserve the real property leased by the Company and the Subsidiaries substantially in accordance with current practice and within the capital expenditure budget of the Company previously disclosed to Parent and Merger Sub;

                  (l) fail to comply with all applicable filing, payment and withholding obligations under all applicable federal, state, local and foreign tax laws or settle or compromise any material income tax liability;

                  (m) agree or commit to do any of the foregoing; or

                  (n) take or agree or commit to take any action that would make any represen tation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time.

                  SECTION 6.02. SHAREHOLDER MEETING; PROXY MATERIAL. (a) The Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") to be duly called and held as soon as reasonably practicable after (and with a record date after) the purchase of Shares pursuant to the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) will use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, and (iii) will otherwise comply with all legal requirements applicable to such meeting. The Board of Directors of the Company shall, subject to Section 6.04(c), recommend approval and adoption of this Agreement and the Merger by the Company's shareholders and the Company shall include in the Company Proxy Statement such recommendation and the determination of the Board of Directors of the Company that the transactions contemplated hereby, including the Offer and the Merger, are advisable and are fair to, and in the best interests of, the shareholders of the Company. Notwithstanding the foregoing, following receipt of an unsolicited bona fide written Superior Proposal, the Board of Directors may withdraw or modify its recommendation, but only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that such action by the Board of Directors is required in order to comply with the fiduciary duties of the Board of Directors to the shareholders of the Company under applicable law. Without limiting the Company's obligations under this Section 6.02, the Company will promptly furnish Parent and Merger Sub with a list of the Company's shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct as of the record date for the Company Shareholder Meeting, and will provide to Parent and Merger Sub such additional information (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent or Merger Sub may reasonably request in order to enable Parent and Merger Sub to solicit proxies from the Company's shareholders.

                  (b) Following the consummation of the Offer, the Company shall promptly prepare and file any other filings required under the Exchange Act or any other federal or state securities or corporate laws relating to the Merger and the transactions contemplated herein. The Company shall promptly notify Parent and Merger Sub of the receipt by it of any comments from the SEC or its Staff and of any request of the SEC for amendments or supplements to the Company Proxy Statement or by the SEC or any other governmental officials with respect to any other filings or for additional information and will supply Parent and Merger Sub with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its Staff or any other governmental officials, on the other hand, with respect to the Company Proxy Statement, the Merger or any other filings in connection herewith or therewith. If at any time prior to the time of approval of this Agreement by the Company's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Company Proxy Statement, the Company shall promptly prepare and mail to its shareholders such amendment or supplement. The Company shall not mail the Company Proxy Statement or, except as required by the Exchange Act or the rules and regulations promulgated thereunder, any amendment or supplement thereto, to the Company's shareholders unless the Company has first obtained the consent of Parent and Merger Sub to such mailing.

                  (c) Notwithstanding the foregoing, in the event that Merger Sub shall acquire at least eighty percent (80%) of the outstanding Shares pursuant to the Offer or otherwise, the Company agrees, at the request of Parent and Merger Sub, to take all necessary and appropriate action to cause the Merger to become effective, in accordance with Section 607.1104 of Florida Law, as soon as reasonably practicable after such acquisition and the satisfaction or waiver of the conditions of Article 9 hereof, without a meeting of the shareholders of the Company.

                  SECTION 6.03. ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company will give Parent, Merger Sub, their counsel, financial advisors, accountants, auditors and other authorized representatives full access to the offices, dialysis clinics, properties, books and records of the Company (including, without limitation, the workpapers of the Company's outside accountants) and the Subsidiaries (and permit Parent and Merger Sub to make copies thereof), will furnish to Parent, Merger Sub, their counsel, financial advisors, accountants, auditors and other authorized representatives such financial, tax and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Parent and Merger Sub in their investigation of the business of the Company and the Subsidiaries including, without limitation, in connection with Parent's and Merger Sub's obtaining title reports, surveys, environmental reports and similar reports or studies with respect to properties owned or leased by the Company and the Subsidiaries, and will exercise all reasonable efforts to obtain from landlords such estoppel certificates as Parent and Merger Sub may request; PROVIDED, HOWEVER, that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Parent or Merger Sub hereunder.

                  SECTION 6.04. OTHER OFFERS. Neither the Company nor any of its Subsidiaries shall (whether directly or indirectly through advisors, agents or other intermediaries), nor shall the Company or any of the Subsidiaries authorize or permit any of its or their officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives or advisors (collectively, "REPRESENTATIVES") to (i) directly or indirectly solicit, initiate or take any action designed to facilitate the submission of inquiries, proposals or offers which constitute or would reasonably be expected to lead to (A) any acquisition or purchase of 10% or more of the consolidated assets of the Company and its Subsidiaries or any equity securities of the Company or any of its Subsidiaries, (B) any tender offer (including a self tender offer) or exchange offer other than the Offer, that if consummated would result in any Third Party (as defined below) beneficially owning any equity securities of the Company or any of the Subsidiaries, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of the Subsidiaries, other than the transactions contemplated by this Agreement, or (D) any other transaction the consummation of which would reasonably be expected to interfere with in a material way, prevent or materially delay the Offer or the Merger or which would reasonably be expected to materially dilute the benefits to Parent and Merger Sub of the transactions contemplated hereby (collectively, "ACQUISITION PROPOSALS"), (ii) agree to, endorse or recommend to its shareholders any Acquisition Proposal, (iii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any Third Party any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or knowingly assist or participate in, facilitate or encourage, any effort or attempt by any Third Party (other than Parent and Merger Sub) to do or seek any of the foregoing, or (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; provided, however, that the foregoing shall not prohibit the Company (either directly or indirectly through advisors, agents or other intermediaries) from (W) furnishing information concerning the Company and its businesses, properties or assets to a Third Party who has made an unsolicited bona fide written Superior Proposal (as defined below), pursuant to an appropriate confidentiality letter (which letter shall not be less favorable to the Company than the confidentiality letter referred to in Section
11.08 hereof, and a copy of which shall be provided for informational purposes only to Parent and Merger Sub), (X) engaging in discussions or negotiations with such a Third Party who has made an unsolicited bona fide written Superior Proposal, (Y) following receipt of an unsolicited bona fide written Superior Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders and/or (Z) following receipt of an unsolicited bona fide written Superior Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 1.02(b) and/or Section 6.02, but in each case referred to in the foregoing clauses (W) through (Z) only to the extent that the Board of Directors of the Company shall have concluded in good faith on the basis of advice from outside counsel that such action by the Board of Directors is required in order to comply with the fiduciary duties of the Board of Directors to the shareholders of the Company under applicable law; provided, further, that (1) the Board of Directors and the Company shall not take any of the foregoing actions referred to in clauses (W) through (Y) until after reasonable notice has been given to Parent and Merger Sub with respect to such action, (2) the Board of Directors and the Company shall not take any of the actions referred to in clause (Z) unless (i) a Superior Proposal has been made and has not been withdrawn, (ii) the Company provides Parent and Merger Sub with at least 48 hours prior notice of any meeting of the Company's Board of Directors at which such Board of Directors is expected to consider such Superior Proposal, and (iii) the Company's Board of Directors does not withdraw, amend or modify its unanimous recommendation in favor of the Offer or the Merger for at least 72 hours after the Company provides Parent and Merger Sub with the name of the Person making such Superior Proposal and a copy of such Superior Proposal and (3) the Board of Directors shall continue to advise Parent and Merger Sub, on a reasonably current basis, as to the status of any negotiations or discussions relating to any Acquisition Proposal after taking such action. As used herein, the term "SUPERIOR PROPOSAL" means a bona fide proposal made by a Third Party to acquire the Company pursuant to a tender or an exchange offer for not less than a majority of the shares of capital stock of the Company, a merger or the acquisition of all or substantially all of the Company's assets that, in any case, the Board of Directors determines in its good faith judgment (based on the advice of its financial advisor) to be more favorable (including with respect to price) to the holders of Shares than the Merger; provided, however, that any such proposal shall not be deemed to be a "Superior Proposal" unless any financing required to consummate the transactions contemplated by such proposal is either (i) in the possession of such Third Party at the time such proposal is made, or (ii) committed on terms no less favorable than those set forth in the Commitment Letter.

                  (a) The Company shall promptly notify Parent and Merger Sub after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company by any Third Party or any other correspondence with any Third Party in connection with an Acquisition Proposal or for access to the offices, dialysis clinics, properties, books or records of the Company that informs the Company's Board of Directors that such Third Party is considering making, or has made, an Acquisition Proposal. Such notice to Parent and Merger Sub shall be made orally and in writing and shall indicate in reasonable detail the terms and conditions of such proposal, inquiry or contact and the identity of the offeror, and shall include copies of any written inquiries, proposals, agreements or other correspondence relating to any Acquisition Proposal.

                  (b) The Company shall immediately cease and cause its advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and shall use its best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party. As used in this Agreement, the term "THIRD PARTY" means any person, corporation, entity or "group," as described in
Section 13(d)(3) of the Exchange Act, other than Parent, Merger Sub or any of their affiliates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act).

                  (c) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to Parent, concurrently with such Payment Event, a fee of Two Million Dollars ($2,000,000) (a "TERMINATION FEE"); provided that the Company shall in no event be obligated to pay more than one Termination Fee. Such fee shall be paid by wire transfer of immediately available funds to an account designated by Parent.

                  "PAYMENT EVENT" means (i) the termination of this Agreement by Parent pursuant to Section 10.01(c), (ii) the termination of this Agreement by the Company pursuant to Section 10.01(d); (iii) the termination of this Agreement by Parent pursuant to Section 10.01(b) as a result of a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement; or (iv) the occurrence of any of the following events within 12 months of the termination of this Agreement pursuant to Section 10.01(b) whereby shareholders of the Company receive, pursuant to such event, cash, securities or other consideration having an aggregate value, when taken together with the value of any securities of the Company or its Subsidiaries otherwise held by the shareholders of the Company after such event, in excess of Ten Dollars ($10) per Share: the Company is acquired by merger or otherwise by a Third Party; a Third Party acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; a Third Party acquires more than 50% of the outstanding Shares; or the Company adopts a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding Shares or an extraordinary dividend relating to more than 50% of the outstanding Shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole.

                  (d) This Section 6.04 shall survive any termination of this Agreement, however caused.

                  SECTION 6.05. NOTICES OF CERTAIN EVENTS. The Company shall promptly notify Parent and Merger Sub of:

                  (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (b) any notice or other communication from, any Governmental Authority in connection with the transactions contemplated by this Agreement;

                  (c) any investigation of the Company or any of its Subsidiaries by any Governmental Authority;

                  (d) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement; and

                  (e) any change or event (i) having or which could reasonably be expected to have a Material Adverse Effect; or (ii) impairing the ability of the Company to consummate the transactions contemplated hereby.

                  SECTION 6.06. SHAREHOLDER CLAIMS. The Company shall not settle or compromise any claim brought by any present, former or purported holder of any securities of the Company in connection with the Offer or the Merger prior to the Effective Time without the prior written consent of Parent and shall notify Parent promptly upon receipt of all written demands for dissenters' rights.

                  SECTION 6.07. RESIGNATION OF DIRECTORS. At the closing of the Merger, the Company shall deliver to Parent evidence satisfactory to Parent of the resignation of all Continuing Directors, effective at the Effective Time.

                  SECTION 6.08. CERTAIN TAX ELECTIONS. The Company will make any election reasonably requested by Parent with respect to any interest in a "passive financial investment company" acquired by the Company or any Subsidiary during the year ending December 31, 1999.

                                    ARTICLE 7

                       COVENANTS OF PARENT AND MERGER SUB

                   Each of Parent and Merger Sub agrees that:

                  SECTION 7.01. CONFIDENTIALITY. Prior to the Effective Time and after any termination of this Agreement Parent and Merger Sub will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and the Subsidiaries furnished to Parent and Merger Sub in connection with the transactions contemplated by this Agreement, including, without limitation, the shareholder lists furnished by the Company pursuant to
Section 1.02, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by Parent or Merger Sub (b) in the public domain through no fault of Parent or Merger Sub or (c) later lawfully acquired by Parent or Merger Sub from sources other than the Company (provided that such sources are not known by Parent or Merger Sub to be under any obligation of confidentiality to the Company with respect to such information); provided, however, that Parent and Merger Sub may disclose such information to their respective stockholders, officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to potential lenders in connection with obtaining financing for the transactions contemplated by this Agreement so long as such Persons are informed by Parent and Merger Sub of the confidential nature of such information and agree to treat such information confidentially. Parent's and Merger Sub's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information, it being understood that Parent and Merger Sub shall remain responsible for breach of any such agreement. If this Agreement is terminated, Parent and Merger Sub will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by Parent, Merger Sub or on their behalf from the Company in connection with this Agreement that are subject to such confidence.

                  SECTION 7.02. VOTING OF SHARES. Each of Parent and Merger Sub agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Shareholder Meeting.

                  SECTION 7.03. DIRECTOR AND OFFICER INDEMNIFICATION. For six years after the Effective Time, Parent will cause the Surviving Corporation to
(i) indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, matters related to the transactions contemplated by this Agreement), (ii) advance expenses in respect of such indemnification and (iii) retain limitations on personal liability of directors for monetary damages, in each case, to the fullest extent provided under the Company's articles of incorporation and bylaws in effect on the date hereof; provided, however, that such indemnification shall be subject to any limitation imposed from time to time under applicable law. For six years after the Effective Time, Parent will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to and including the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, PROVIDED that in satisfying its obligation under this Section, Parent shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year (the "Maximum Premium"), which amount has been disclosed to Parent; provided that if the premium exceeds the Maximum Premium, the officers and directors covered by such insurance policy shall have the opportunity, upon 30 days notice from the Surviving Corporation prior to renewal of any such policy, to pay the difference between the Maximum Premium and the actual premium.

                                    ARTICLE 8

                 COVENANTS OF PARENT, MERGER SUB AND THE COMPANY

                  The parties hereto agree that:

                  SECTION 8.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, subject to the terms of this Agreement, and shall use their respective reasonable best efforts to satisfy the conditions to the transactions contemplated hereby.

                  SECTION 8.02. CERTAIN FILINGS. The Company, on one hand, and Parent and Merger Sub, on the other hand, shall cooperate with one another (a) in connection with the preparation of the Company Disclosure Documents and the Offer Documents, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

                  SECTION 8.03. HSR FILINGS. The Company and Parent will file, or cause to be filed, as promptly as possible after the date hereof, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR Act the notification required by the HSR Act, including all requisite documents, materials and information therefor, and request early termination of the waiting period under the HSR Act. Each of the Company and Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and Parent shall each keep the other apprised of the status of any inquiries or requests for additional information made by any Governmental Authority and shall comply promptly with any such inquiry or request.

                  SECTION 8.04. FURTHER INFORMATION. The Company, on one hand, and Parent and Merger Sub, on the other hand, shall give prompt written notice to the other of (a) any representation or warranty made by the Company, Parent or Merger Sub, respectively, contained in this Agreement becoming untrue or inaccurate in any material respect or (b) the failure by the Company, Parent or Merger Sub, respectively, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied under this Agreement and shall notify the other promptly upon becoming aware of any event or circumstance which it believes is reasonably likely to give rise to a failure of any condition to the Offer set forth in Annex I; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  SECTION 8.05. PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or the rules applicable to the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 8.06. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

                  SECTION 9.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) if required by Florida Law, this Agreement shall have been approved and adopted by the shareholders of the Company in accordance with Florida Law;

                  (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

                  (c) no provision of any applicable law or regulation and no judgment, injunction, statute, rule, regulation, stay, order or decree enacted, entered, issued, promulgated or enforced by any court or Governmental Authority shall prohibit or restrict the consummation of the Merger;

                  (d) Parent and/or Merger Sub shall have purchased at least a majority of the Shares outstanding on a fully diluted basis pursuant to and in accordance with the Offer; and

                  (e) all actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Merger shall have been obtained.

                  SECTION 9.02. CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; and

                  (b) Parent and Merger Sub shall have received all documents they may reasonably request relating to the existence of the Company and the Subsidiaries and the authority of the Company for this Agreement, all in form and substance reasonably satisfactory to Parent and Merger Sub.


                                   ARTICLE 10

                                   TERMINATION

                  SECTION 10.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

                  (a) by mutual written consent of the Company and Parent;

                  (b) by either the Company or Parent, if (i) the Offer has not been consummated by the date that is 90 days after the commencement of the Offer, (ii) Parent terminates the Offer in accordance with its terms without purchasing any Shares pursuant to the Offer or (iii) there shall be any law or regulation of any Governmental Authority that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided that the right to terminate this Agreement pursuant to this
         Section 10.01(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to consummate the Offer or the Merger, as the case may be;

                  (c) by Parent, if the Board of Directors of the Company shall have (i) withdrawn or materially modified its recommendation referred to in Section 1.02(b) and/or Section 6.02 in a manner adverse to Parent, (ii) failed to make or reconfirm either of such recommendations within two Business Days after a written request to do so from Parent,
         (iii) approved or recommended any Superior Proposal or (iv) shall have resolved to do any of the foregoing; or

                  (d) by the Company, if the Board of Directors of the Company shall have withdrawn or materially modified its recommendation referred to in Section 1.02(b) and/or Section 6.02 if there exists at such time a written Acquisition Proposal that constitutes a Superior Proposal, provided that the right to terminate this Agreement pursuant to this
         Section 10.01(d) shall not be available to the Company if it has breached in any material respect any of its covenants and agreements (including without limitation Section 6.04) set forth in this Agreement.

                  The party desiring to terminate this Agreement pursuant to clauses 10.01(b), 10.01(c) or 10.01(d) shall give written notice of such termination to the other party in accordance with Section 11.01.

                  SECTION 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto except as set forth herein, and except that, subject to Section 10.03 below, termination of this Agreement shall be without prejudice to any rights any party may have hereunder against any other party for wilful breach of this Agreement. The agreements contained in Sections 6.04, 7.01, 10.02, 10.03, 11.04 and 11.06 shall survive the termination hereof.

                  SECTION 10.03. PARENT FINANCING; LIQUIDATED DAMAGES. In the event that (i) the Minimum Condition and all other conditions to the Offer set forth in Annex I are satisfied, other than the condition set forth in paragraph
(ix) of Annex I providing that the Lenders shall have provided the Required Amounts in accordance with the Commitment Letter, (ii) the failure of the Lenders to provide the Required Amounts is due solely to the failure of one or more of the Buyer's Risk Conditions (as defined below) to be satisfied in accordance with the terms thereof set forth in the Commitment Letter and (iii) this Agreement is terminated pursuant to Section 10.01(b)(i) or (ii) by Parent or the Company prior to consummation of the Offer as a result of such condition in paragraph (ix) of Annex I not having been satisfied, then, Parent shall pay to the Company Two Million Dollars ($2,000,000) as liquidated damages (the "LIQUIDATED DAMAGES") promptly upon such termination of this Agreement. In such event, payment of the Liquidated Damages shall be the Company's sole and exclusive remedy and the Company shall have no other remedy under this Agreement or otherwise, whether for breach of contract, in tort or otherwise resulting or arising from this Agreement or the transactions contemplated hereby. "BUYER'S RISK CONDITIONS" shall mean the conditions to the obligations of the Lenders to provide the Required Amounts set forth in those paragraphs of the Commitment Letter listed on Schedule 10.03.

                                   ARTICLE 11

                                  MISCELLANEOUS

                  SECTION 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) (except as otherwise set forth herein) and shall be given, if to Parent or Merger Sub, to:

                           National Nephrology Associates, Inc.
                           511 Union Street, Suite 1800
                           Nashville, TN 37219
                           Attention:   Dr. Jerome S. Tannenbaum,
                                        Chairman and Chief Executive Officer
                            Telecopy: (615) 259-0693

                           with a copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, New York  10022
                           Attention:  Stephen C. Koval, Esq.
                           Telecopy:  (212) 836-8689


                           if to the Company, to:

                           Renex Corp.
                           201 Alhambra Circle, Suite 800
                           Coral Gables, FL 33134
                           Attention:  _______________________
                           Telecopy:  _______________________

                           with a copy to:

                           Wallace, Bauman, Legon, Fodiman & Shannon, P.A. 1200 Brickell Avenue, Suite 1720
                           Miami, Florida  33131
                           Attention:  Bryan W. Bauman, Esq.
                           Telecopy:  (305) 444-9937

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

                  SECTION 11.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The represen tations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except for the representations, warranties and agreements set forth in Sections 2.03, 6.04, 7.01, 7.03 and 8.06 and Article 11.

                  SECTION 11.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or in the case of a waiver, by the party against whom the waiver is to be effective, provided that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the articles of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 11.04. EXPENSES. Except as provided in Section 6.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding anything in this Agreement to the contrary, it is understood that following consummation of the Offer and Merger Sub's designation of a majority of the Board in accordance with
Section 1.03, any use of cash or cash equivalents by the Company causing cash and cash equivalents on hand to be less than $9,000,000 will not constitute a breach of the representation contained in Section 4.28 herein.

                  SECTION 11.05. SUCCESSORS AND ASSIGNS; BENEFIT. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Sub may transfer or assign, in whole or from time to time in part, to one or more of its affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), the right to purchase Shares pursuant to the Offer, but any such transfer or assignment will not relieve Merger Sub of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer. Nothing in this Agreement, expressed or implied, shall confer on any Person other than the parties hereto, and their respective successors and assigns, any rights, benefits, remedies, obligations, or liabilities under or by reason of this Agreement.

                  SECTION 11.06. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. Each party hereto hereby (a) irrevocably and unconditionally submits in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the state and federal courts in the State of New York or Florida, and appellate courts thereof, and (b) consents that any action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

                  SECTION 11.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  SECTION 11.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, including the confidentiality letter by Parent in favor of the Company dated November 15, 1999 any other confidentiality letters executed by Parent in favor of the Company.

                  SECTION 11.09. ATTORNEYS' FEES. In connection with any controversy or dispute arising out of this Agreement or the transactions contemplated thereby, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection with such controversy or dispute from the non-prevailing party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                   THE COMPANY:

                   RENEX CORP.


                                     By: /s/ JAMES P. SHEA
                                        ---------------------------------------
                                           Name:       James P. Shea
                                           Title:      President and Chief
                                                       Executive Officer


                     PARENT:

                                     NATIONAL NEPHROLOGY ASSOCIATES, INC.


                                     By: /s/ JEROME S. TANNENBAUM
                                        ---------------------------------------
                                           Name:       Jerome S. Tannenbaum
                                           Title:      Chairman and Chief
                                                       Executive Officer


                   MERGER SUB:

                                     RC ACQUISITION CORP.


                                     By: /s/ DR. JEROME S. TANNENBAUM
                                        ---------------------------------------
                                           Name:       Dr. Jerome S. Tannenbaum
                                           Title:      Chairman and Chief
                                                       Executive Officer

                                     ANNEX I

                             CONDITIONS TO THE OFFER

                  The capitalized terms used herein have the meanings set forth in the Agreement and Plan of Merger to which this Annex I is attached (the "Merger Agreement").

                  Notwithstanding any other provision of the Merger Agreement or the Offer, Merger Sub shall not be required to accept for payment, purchase or pay for any Shares tendered pursuant to the Offer, may postpone the acceptance for payment of and payment for any tendered Shares, and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, if

                  (a)      the Minimum Condition is not satisfied;

                  (b) any waiting periods applicable to the Offer and the Merger and the transactions contemplated by the Merger Agreement pursuant to the HSR Act shall not have expired or been terminated;

                  (c) on or after the date of the Merger Agreement and prior to or at the time of acceptance for payment of any such Shares in the Offer (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer) any of the following conditions shall have occurred or exist (each of paragraphs (i) through (ix) providing a separate and independent condition to Parent's and Merger Sub's obligations pursuant to the Offer):

                           (i) there shall be instituted or pending any action
                  or proceeding by any Governmental Authority or by any other Person, domestic or foreign, before any court or Governmental Authority (A) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some of or all the Shares by Merger Sub or the consummation by the Company, Parent or Merger Sub of the Merger, or seeking to obtain material damages or imposing any material adverse conditions in connection therewith, (B) seeking to restrain or prohibit the Company's, Parent's or Merger Sub's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or of Parent and its subsidiaries, including, without limitation, Merger Sub, taken as a whole, or to compel the Company, Parent or any of their subsidiaries or affiliates, including, without limitation, Merger Sub, to dispose of or hold separate all or any material portion of the business or assets of the Company and the Subsidiaries, taken as a whole, or of Parent and its subsidiaries, including, without limitation, Merger Sub, taken as a whole, (C) seeking to impose or confer limitations on the ability of Parent or any of its subsidiaries or affiliates, including, without limitation, Merger Sub, effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates, including, without limitation, Merger Sub, on all matters properly presented to the

                  Company's shareholders, (D) seeking to require divestiture by Parent or any of its subsidiaries or affiliates, including, without limitation, Merger Sub, of any Shares, or (E) that otherwise would reasonably be expected to materially adversely affect the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries, or Parent and its subsidiaries, including, without limitation, Merger Sub, in each case taken as a whole; or

                           (ii) there shall be any action taken, or any statute,
                  rule, regulation, judgment, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger, by any court or Governmental Authority other than the application of the waiting period provisions of the HSR Act to the Offer or the Merger, that is likely, directly or indirectly, to result in any of the consequences referred to in clauses (A) through (E) of paragraph (i) above; or

                           (iii) any change or worsening of any existing
                  condition shall have occurred in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole that is or is likely to have a Material Adverse Effect; or

                           (iv) the Company shall have breached or failed to
                  perform in any material respect any of its covenants or agreements under the Merger Agreement; or

                           (v) (A) the representations and warranties of the
                  Company set forth in Sections 4.28, 4.30 or 4.31 or any of the representations and warranties of the Company set forth in the Merger Agreement qualified by materiality or Material Adverse Effect shall not be true in any respect, or (B) any of the other representations and warranties set forth in the Merger Agreement shall not be true in any material respect, in the case of either clause (A) or (B), when the applicable representation or warranty is made or at any time prior to consummation of the Offer as if made at and as of such time; or

                           (vi) the Merger Agreement shall have been terminated
                  in accordance with its terms; or

                           (vii) the Board of Directors of the Company shall
                  have withdrawn or modified in a manner adverse to Parent or Merger Sub (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer or the Merger, or failed to make or reconfirm its recommendation within two Business Days after a written request to do so from Parent or Merger Sub, or shall have approved or recommended any other tender or exchange offer or other Acquisition Proposal; or

                           (viii) there shall have occurred (1) any general
                  suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, Inc., any other national securities exchange or the Nasdaq Stock Market or any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 20% measured from the close of business on the date of the Merger Agreement, (2) the declaration of a banking moratorium or any mandatory suspension of payments in respect of banks in the United States (3) the commencement of or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (4) in the case of any of the foregoing existing on the date of the Merger Agreement, a material acceleration or worsening thereof; or

                           (ix) the Required Amounts (as defined in the Merger
                  Agreement) shall not have been made available to Parent and Merger Sub in accordance with the terms and conditions of the Commitment Letter.

                  The foregoing conditions are for the sole benefit of Parent and Merger Sub and may be asserted by Parent or Merger Sub regardless of the circumstances (including any action or omission by Parent or Merger Sub) giving rise to any such condition and may be waived by Merger Sub or Parent, in whole or in part in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each such right will be deemed an ongoing right which may be asserted at any time and from time to time which, in the reasonable judgment of Parent or Merger Sub in any such case, and regardless of the circumstances giving rise to any such condition (including any action or omission by Parent or Merger Sub), makes it inadvisable to proceed with such acceptance for payment, purchase or payment.

                                 Schedule 10.03

                             BUYER'S RISK CONDITIONS

                  Capitalized terms used but not defined herein shall have the meanings given thereto in the Commitment Letter.

                  The conditions to the obligations of the Lenders to provide the Credit Facilities pursuant to and in accordance with the Commitment Letter set forth on this Schedule 10.03 shall constitute "Buyer's Risk Conditions."

         1. The following clauses of the eighth (8th) paragraph of the Commitment Letter:

                  (i) Clause (a); provided, that the failure of this condition to be satisfied shall constitute failure of a Buyer's Risk Condition solely to the extent that the material adverse condition or material adverse change referred to therein is a material adverse condition or material adverse change in the Borrower and its subsidiaries, taken as a whole;

                  (ii) Clause (b); provided, that the failure of this condition to be satisfied shall constitute failure of a Buyer's Risk Condition solely to the extent that the information or other matter referred to therein is information or other matters relating to the Borrower;

                  (iii)    Clause (d);

                  (iv)     Clause (e); and

                  (v) Clause (f); provided, that the failure of this condition to be satisfied shall not constitute failure of a Buyer's Risk Condition if it results principally from the acts or omissions of the Target or any subsidiary thereof or any misrepresentation or omission in information provided to the Borrower by the Target or any subsidiary thereof;

         2. The following paragraphs of Section V of EXHIBIT A to the Commitment
Letter:

                  (i)      Paragraph (a);

                  (ii)     Paragraph (b) (first sentence);

                  (iii) Paragraph (b) (second sentence); provided, that the failure of this condition to be satisfied shall not constitute failure of a Buyer's Risk Condition to the extent that such failure is due to changes in the capital structure of the Target or any subsidiary thereof;

                  (iv)     Paragraph (i);

                  (v) Paragraph (k); provided, that the failure of this condition to be satisfied shall not constitute failure of a Buyer's Risk Condition if the Target has breached in any respect its representations and warranties set forth in Section 4.28 or 4.30 of the Merger Agreement;

                  (vi)     Paragraph (l);

                  (vii)    Paragraph (o);

                  (viii) Paragraph (q); provided, that the failure of this condition to be satisfied shall not constitute failure of a Buyer's Risk Condition if the Target has breached in any respect its representations and warranties set forth in Section 4.28 or 4.30 of the Merger Agreement; and

                  (ix) Paragraph (r); provided, that the failure of this condition to be satisfied shall not constitute failure of a Buyer's Risk Condition if the Target has breached in any respect its representations and warranties set forth in Section 4.31 of the Merger Agreement.



                                       2